                                                                     EXHIBIT 2.1


                              AGREEMENT AND PLAN


                                   OF MERGER


                                  DATED AS OF


                                APRIL 21, 1996


                                 BY AND AMONG


                            SEABOARD MERGER COMPANY


                               NYNEX CORPORATION


                                      AND


                           BELL ATLANTIC CORPORATION

                               TABLE OF CONTENTS

ARTICLE I - THE MERGERS...........................................................................    2

     SECTION 1.1 - Formation of Merger Subsidiaries...............................................    2
     SECTION 1.2 - The Mergers....................................................................    2
     SECTION 1.3 - Effective Time.................................................................    2
     SECTION 1.4 - Effect of the Mergers..........................................................    3
     SECTION 1.5 - Subsequent Actions.............................................................    3
     SECTION 1.6 - Certificate of Incorporation; Bylaws; Directors and Officers
                       of Surviving Corporations..................................................    3

ARTICLE II - EFFECT ON STOCK OF SEABOARD, THE SURVIVING
CORPORATIONS AND THE MERGED CORPORATIONS..........................................................    4

     SECTION 2.1 - Conversion of Securities.......................................................    4
     SECTION 2.2 - Conversion of Shares...........................................................    4
     SECTION 2.3 - Cancellation of Treasury Shares and of Outstanding
                       Seaboard Common Stock......................................................    5
     SECTION 2.4 - Conversion of Common Stock of the Merged Corporations
                       into Common Stock of the Surviving Corporations............................    5
     SECTION 2.5 - Exchange of Shares Other Than Treasury Shares..................................    6
     SECTION 2.6 - Transfer Books.................................................................    7
     SECTION 2.7 - No Fractional Share Certificates...............................................    8
     SECTION 2.8 - Options to Purchase Company Common Stock.......................................    9
     SECTION 2.9 - Restricted Stock...............................................................   10
     SECTION 2.10 - Certain Adjustments...........................................................   11

ARTICLE III - CERTAIN MATTERS RELATED TO SEABOARD.................................................   11

     SECTION 3.1 - Certificate of Incorporation and Bylaws of Seaboard............................   11
     SECTION 3.2 - Dividends......................................................................   11
     SECTION 3.3 - Headquarters...................................................................   11
     SECTION 3.4 - Corporate Identity.............................................................   11

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF NYNEX..............................................   12

     SECTION 4.1 - Organization and Qualification; Subsidiaries...................................   12
     SECTION 4.2 - Certificate of Incorporation and Bylaws........................................   12
     SECTION 4.3 - Capitalization.................................................................   12

     SECTION 4.4 - Authority Relative to this Agreement...........................................   14
     SECTION 4.5 - No Conflict; Required Filings and Consents.....................................   14
     SECTION 4.6 - SEC Filings; Financial Statements..............................................   15
     SECTION 4.7 - Absence of Certain Changes or Events...........................................   16
     SECTION 4.8 - Litigation.....................................................................   16
     SECTION 4.9 - No Violation of Law............................................................   17
     SECTION 4.10 - Joint Proxy Statement.........................................................   17
     SECTION 4.11 - Employee Matters; ERISA.......................................................   18
     SECTION 4.12 - Labor Matters.................................................................   20
     SECTION 4.13 - Environmental Matters.........................................................   21
     SECTION 4.14 - Board Action; Vote Required; Amendment of Rights
                       Agreement; Applicability of Section 203....................................   25
     SECTION 4.15 - Opinion of Financial Advisor..................................................   26
     SECTION 4.16 - Brokers.......................................................................   26
     SECTION 4.17 - Tax Matters...................................................................   26
     SECTION 4.18 - Intellectual Property.........................................................   27
     SECTION 4.19 - Insurance.....................................................................   27
     SECTION 4.20 - Ownership of Securities.......................................................   28
     SECTION 4.21 - Certain Contracts.............................................................   28
     SECTION 4.22 - Certain Regulatory Matters....................................................   29
     SECTION 4.23 - SFAS 106 Matters..............................................................   29

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF BELL ATLANTIC.......................................   29

     SECTION 5.1 - Organization and Qualification; Subsidiaries...................................   29
     SECTION 5.2 - Certificate of Incorporation and Bylaws........................................   30
     SECTION 5.3 - Capitalization.................................................................   30
     SECTION 5.4 - Authority Relative to this Agreement...........................................   32
     SECTION 5.5 - No Conflict; Required Filings and Consents.....................................   32
     SECTION 5.6 - SEC Filings; Financial Statements..............................................   33
     SECTION 5.7 - Absence of Certain Changes or Events...........................................   34
     SECTION 5.8 - Litigation.....................................................................   34
     SECTION 5.9 - No Violation of Law............................................................   34
     SECTION 5.10 - Joint Proxy Statement.........................................................   35
     SECTION 5.11 - Employee Matters; ERISA.......................................................   35
     SECTION 5.12 - Labor Matters.................................................................   38
     SECTION 5.13 - Environmental Matters.........................................................   39
     SECTION 5.14 - Board Action; Vote Required; Redemption of Rights;
                       Applicability of Section 203...............................................   41
     SECTION 5.15 - Opinion of Financial Advisor..................................................   42
     SECTION 5.16 - Brokers.......................................................................   42

     SECTION 5.17 - Tax Matters...................................................................   42
     SECTION 5.18 - Intellectual Property.........................................................   43
     SECTION 5.19 - Insurance.....................................................................   43
     SECTION 5.20 - Ownership of Securities.......................................................   44
     SECTION 5.21 - Certain Contracts.............................................................   44
     SECTION 5.22 - Certain Regulatory Matters....................................................   45

ARTICLE VI - CONDUCT OF INDEPENDENT
                  BUSINESSES PENDING THE MERGERS..................................................   45

     SECTION 6.1 - Transition Planning............................................................   45
     SECTION 6.2 - Conduct of Business in the Ordinary Course.....................................   46
     SECTION 6.3 - No Solicitation................................................................   50
     SECTION 6.4 - Subsequent Financial Statements................................................   52
     SECTION 6.5 - Control of Operations..........................................................   52

ARTICLE VII - ADDITIONAL AGREEMENTS...............................................................   52

     SECTION 7.1 - Joint Proxy Statement and the Registration Statement...........................   52
     SECTION 7.2 - NYNEX and Bell Atlantic Stockholders' Meetings and
                       Consummation of the Mergers................................................   54
     SECTION 7.3 - Additional Agreements..........................................................   54
     SECTION 7.4 - Notification of Certain Matters................................................   55
     SECTION 7.5 - Access to Information..........................................................   55
     SECTION 7.6 - Public Announcements...........................................................   56
     SECTION 7.7 - Cooperation....................................................................   56
     SECTION 7.8 - Indemnification, Directors' and Officers' Insurance............................   57
     SECTION 7.9 - Employee Benefit Plans.........................................................   57
     SECTION 7.10 - Employment Arrangements.......................................................   58
     SECTION 7.11 - Stock Exchange Listing........................................................   58
     SECTION 7.12 - Post-Merger Seaboard Board of Directors.......................................   59
     SECTION 7.13 - No Shelf Registration.........................................................   60
     SECTION 7.14 - Affiliates....................................................................   60
     SECTION 7.15 - Blue Sky......................................................................   61
     SECTION 7.16 - Pooling of Interests..........................................................   61
     SECTION 7.17 - Tax-Free Transactions.........................................................   61

ARTICLE VIII - CONDITIONS TO MERGERS..............................................................   61

     SECTION 8.1 - Conditions to Obligations of Each Party to Effect the Mergers..................   61
     SECTION 8.2 - Additional Conditions to Obligations of NYNEX..................................   63

     SECTION 8.3 - Additional Conditions to Obligations of Bell Atlantic..........................   64

ARTICLE IX - TERMINATION, AMENDMENT AND WAIVER....................................................   66

     SECTION 9.1 - Termination....................................................................   66
     SECTION 9.2 - Effect of Termination..........................................................   68
     SECTION 9.3 - Amendment......................................................................   70
     SECTION 9.4 - Waiver.........................................................................   70

ARTICLE X - GENERAL PROVISIONS....................................................................   70

     SECTION 10.1 - Non-Survival of Representations, Warranties and
                       Agreements.................................................................   70
     SECTION 10.2 - Notices.......................................................................   71
     SECTION 10.3 - Expenses......................................................................   72
     SECTION 10.4 - Certain Definitions...........................................................   72
     SECTION 10.5 - Headings......................................................................   75
     SECTION 10.6 - Severability..................................................................   75
     SECTION 10.7 - Entire Agreement; No Third-Party Beneficiaries................................   75
     SECTION 10.8 - Assignment....................................................................   75
     SECTION 10.9 - Governing Law.................................................................   75
     SECTION 10.10 - Counterparts.................................................................   76

                             INDEX OF DEFINED TERMS

DEFINED TERM                                                                  SECTION
1933 Act........................................................................ 10.4
Acquisition Proposal............................................................. 6.3
affiliate....................................................................... 10.4
Agreement............................................................ First Paragraph
B-Sub............................................................................ 1.1
Bear Stearns.................................................................... 4.15
Bell Atlantic........................................................ First Paragraph
Bell Atlantic Benefit Plans..................................................... 5.11
Bell Atlantic Common Stock......................................................  2.2
Bell Atlantic Contracts......................................................... 5.21
Bell Atlantic Director.......................................................... 7.12
Bell Atlantic Equity Rights...................................................... 5.3
Bell Atlantic Exchange Ratio..................................................... 2.2
Bell Atlantic North.............................................................. 8.1
Bell Atlantic SEC Reports........................................................ 5.6
Bell Atlantic Shares............................................................. 2.2
Bell Atlantic South.............................................................. 8.1
Bell Atlantic Stockholders' Approval............................................ 5.14
Bell Atlantic Target Party....................................................... 9.2
CERCLIS......................................................................... 4.13
Closing.......................................................................... 7.2
Closing Date..................................................................... 7.2
Code........................................................................ Recitals
Common Shares Trust.............................................................. 2.7
Confidentiality Agreement........................................................ 7.5
Consents......................................................................... 8.1
control......................................................................... 10.4
Delaware Law..................................................................... 1.1
Effective Time................................................................... 1.3
Environmental Claim............................................................. 4.13
Environmental Laws.............................................................. 4.13
Environmental Permits........................................................... 4.13
ERISA........................................................................... 4.11
Excess Shares.................................................................... 2.7
Exchange Act.................................................................... 10.4
Exchange Agent................................................................... 2.5
Exchange Fund.................................................................... 2.5

Exchange Ratios.................................................................. 2.2
GAAP........................................................................ Recitals
Hazardous Materials............................................................. 4.13
HSR Act......................................................................... 10.4
Initial Bell Atlantic Termination Fee............................................ 9.2
Initial NYNEX Termination Fee.................................................... 9.2
Interim Board.................................................................... 6.1
IRS............................................................................. 4.11
Joint Proxy Statement........................................................... 4.10
Jointly Held Person............................................................. 10.4
KALLC........................................................................... 10.4
knowledge....................................................................... 10.4
Legal Requirements............................................................... 4.9
Mandalay Shares................................................................. 10.4
Material Adverse Effect......................................................... 10.4
Material Investment............................................................. 10.4
Merged Corporation; Merged Corporations.......................................... 1.2
Merger; Mergers.................................................................. 1.2
Merger Subsidiaries.............................................................. 1.1
Merrill Lynch................................................................... 5.15
Morgan Stanley.................................................................. 4.15
N-Sub............................................................................ 1.1
New Bell Atlantic Common Stock................................................... 2.4
New NYNEX Common Stock........................................................... 2.4
NPL............................................................................. 4.13
NYNEX................................................................ First Paragraph
NYNEX Benefit Plans............................................................. 4.11
NYNEX Common Stock............................................................... 2.2
NYNEX Contracts................................................................. 4.21
NYNEX Director.................................................................. 7.12
NYNEX Exchange Ratio............................................................. 2.2
NYNEX Equity Rights.............................................................. 4.3
NYNEX Rights Agreement........................................................... 4.3
NYNEX SEC Reports................................................................ 4.6
NYNEX Shares..................................................................... 2.2
NYNEX Stockholders' Approval.................................................... 4.14
NYNEX Target Party............................................................... 9.2
NYSE............................................................................. 2.7
Offering Person.................................................................. 9.2
Office of the Chairman........................................................... 6.1
Party; Parties................................................................... 1.2

Party Representatives............................................................ 7.5
PBGC............................................................................ 4.11
PCBs............................................................................ 4.13
Permits.......................................................................... 4.9
person.......................................................................... 10.4
POR............................................................................. 10.4
Pre-Surrender Dividends.......................................................... 2.5
Registration Statement.......................................................... 4.10
Release......................................................................... 4.13
Requisite Regulatory Approvals................................................... 8.1
SAR.............................................................................. 2.8
Seaboard............................................................. First Paragraph
Seaboard Common Stock............................................................ 2.2
SEC.............................................................................. 4.6
Shares........................................................................... 2.2
Significant Subsidiary.......................................................... 10.4
Subsidiary...................................................................... 10.4
Surviving Corporation; Surviving Corporations.................................... 1.2
Termination Date................................................................. 9.1
WHLLC........................................................................... 10.4

                         AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER, dated as of April 21, 1996 (the "Agreement"), among Seaboard Merger Company, a Delaware corporation ("Seaboard"), NYNEX Corporation, a Delaware corporation ("NYNEX"), and Bell Atlantic Corporation, a Delaware corporation ("Bell Atlantic").


                              W I T N E S S E T H

          WHEREAS, Seaboard is a corporation formed on April 18, 1996, for the purpose of effectuating the "merger-of-equals" transaction contemplated hereby, with NYNEX and Bell Atlantic each owning one-half of the outstanding capital stock of Seaboard;

          WHEREAS, the Boards of Directors of NYNEX and Bell Atlantic have each determined that it is in the best interests of their respective stockholders that each corporation become a subsidiary of Seaboard pursuant to the Mergers (as defined in Section 1.2 hereof) and desire to make certain representations, warranties and agreements in connection with the Mergers;

          WHEREAS, the Boards of Directors of NYNEX and Bell Atlantic have each determined that the Mergers and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals and have each approved the Mergers upon the terms and conditions set forth herein;

          WHEREAS, for federal income tax purposes, it is intended that the formation of Seaboard and the Mergers shall constitute one or more tax-free transactions under the Internal Revenue Code of 1986, as amended (the "Code"); and

          WHEREAS, for accounting purposes, it is intended that the Mergers shall be accounted for as a pooling of interests under United States generally accepted accounting principles ("GAAP");

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                            ARTICLE I - THE MERGERS

          SECTION 1.1 - Formation of Merger Subsidiaries.  NYNEX and Bell
                        --------------------------------
Atlantic will cause Seaboard to form under the Delaware General Corporation Law ("Delaware Law") a wholly owned subsidiary to be merged into NYNEX ("N-Sub") and a wholly owned subsidiary to be merged into Bell Atlantic ("B-Sub", and, together with N-Sub, the "Merger Subsidiaries"), in each case as set forth in
Section 1.2 hereof. Each of the Merger Subsidiaries will be formed solely to facilitate the Mergers and will conduct no business or activity other than in connection with the Mergers. NYNEX and Bell Atlantic will cause Seaboard (i) to cause the Merger Subsidiaries to execute and deliver a joinder to this Agreement pursuant to Section 251 of Delaware Law, and (ii) to execute formal written consents under Section 228 of Delaware Law as the sole stockholder of each of the Merger Subsidiaries, approving the execution, delivery and performance of this Agreement by each of the Merger Subsidiaries.

          SECTION 1.2 - The Mergers.  At the Effective Time (as defined in
                        -----------
Section 1.3 hereof) and subject to and upon the terms and conditions of this Agreement and Delaware Law, (a) N-Sub shall be merged with and into NYNEX, the separate corporate existence of N-Sub shall cease, and NYNEX shall continue as the surviving corporation which shall be a wholly owned subsidiary of Seaboard and (b) B-Sub shall be merged with and into Bell Atlantic, the separate corporate existence of B-Sub shall cease, and Bell Atlantic shall continue as the surviving corporation which shall be a wholly owned subsidiary of Seaboard. The mergers described in clauses (a) and (b) of the immediately preceding sentence are herein collectively referred to as the "Mergers" and each individually as a "Merger." NYNEX and Bell Atlantic as the surviving corporations after the Mergers are herein sometimes collectively referred to as the "Surviving Corporations" and each individually as a "Surviving Corporation" and N-Sub and B-Sub as the non-surviving corporations after the Merger are herein sometimes collectively referred to as the "Merged Corporations" and each individually as a "Merged Corporation." Seaboard, NYNEX, Bell Atlantic, and, after entering into a joinder to this Agreement, N-Sub and B-Sub, are herein referred to collectively as the "Parties" and each individually as a "Party."

          SECTION 1.3 - Effective Time.  As promptly as practicable after the
                        --------------
satisfaction or waiver of the conditions set forth in Article VIII hereof and the consummation of the Closing referred to in Section 7.2(b) hereof, the Parties shall cause the Mergers to be consummated concurrently by filing a Certificate of Merger with the Secretary of State of the State of Delaware with respect to each of the Mergers, in such form as required by, and executed in accordance with, the relevant provisions of Delaware Law (the time of such filing being the "Effective Time").

          SECTION 1.4 - Effect of the Mergers.  At the Effective Time, the
                        ---------------------
effect of the Mergers shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (a) all the property, rights, privileges, powers and franchises of NYNEX and N-Sub shall continue with, or vest in, as the case may be, NYNEX as the Surviving Corporation, and all debts, liabilities and duties of NYNEX and N-Sub shall continue to be, or become, as the case may be, the debts, liabilities and duties of NYNEX as the Surviving Corporation and (b) all the property, rights, privileges, powers and franchises of Bell Atlantic and B-Sub shall continue with, or vest in, as the case may be, Bell Atlantic as the Surviving Corporation, and all debts, liabilities and duties of Bell Atlantic and B-Sub shall continue to be, or become, as the case may be, the debts, liabilities and duties of Bell Atlantic as the Surviving Corporation. As of the Effective Time, each of the Surviving Corporations shall be a direct wholly owned subsidiary of Seaboard.

          SECTION 1.5 - Subsequent Actions.  If, at any time after the Effective
                        ------------------
Time, either of the Surviving Corporations shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in such Surviving Corporation its right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by such Surviving Corporation as a result of, or in connection with, one of the Mergers or otherwise to carry out this Agreement, the officers and directors of such Surviving Corporation shall be directed and authorized to execute and deliver, in the name and on behalf of either of such constituent corporations, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in such Surviving Corporation or otherwise to carry out this Agreement.

          SECTION 1.6 - Certificate of Incorporation; Bylaws; Directors and
                        ---------------------------------------------------
Officers of Surviving Corporations.  Unless otherwise agreed by NYNEX and Bell
- ----------------------------------
Atlantic before the Effective Time, at the Effective Time:

          (a) the respective Certificate of Incorporation of each of NYNEX and Bell Atlantic as a Surviving Corporation shall be the Certificate of Incorporation of NYNEX and Bell Atlantic, respectively, as in effect immediately prior to the Effective Time, in each case until thereafter amended as provided by law and such Certificate of Incorporation, except that Section 4.1 of the Certificate of Incorporation of NYNEX and Article 4 of the Certificate of Incorporation of Bell Atlantic shall be amended pursuant hereto, from and after the Effective

Time, to provide for a par value of $0.01 per share for each share of Common Stock of NYNEX and Bell Atlantic. The text of such two sections as the same shall be amended hereby is set forth on Schedule 1.6(a) hereto.

          (b) the respective Bylaws of each of NYNEX and Bell Atlantic as a Surviving Corporation shall be the Bylaws of NYNEX and Bell Atlantic, respectively, immediately prior to the Effective Time, in each case until thereafter amended as provided by law and the Certificate of Incorporation and such Bylaws of such Surviving Corporation; and

          (c) the directors and officers of each of NYNEX and Bell Atlantic immediately prior to the Effective Time shall continue to serve in their respective offices of their respective Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal. If, at the Effective Time, a vacancy shall exist on the Board of Directors or in any office of either of the Surviving Corporations, such vacancy may thereafter be filled in the manner provided by law and the Bylaws of such Surviving Corporation.


            ARTICLE II - EFFECT ON STOCK OF SEABOARD, THE SURVIVING
                   CORPORATIONS AND THE MERGED CORPORATIONS

          SECTION 2.1 - Conversion of Securities.  The manner and basis of
                        ------------------------
converting the shares of common stock of the Surviving Corporations and of the Merged Corporations at the Effective Time, by virtue of the Mergers and without any action on the part of any of the Parties or the holder of any of such securities, shall be as hereinafter set forth in this Article II.

          SECTION 2.2 - Conversion of Shares.  (a)  Each share of common stock,
                        --------------------
par value $1.00 per share, of NYNEX ("NYNEX Common Stock") issued and outstanding immediately before the Effective Time (excluding those held in the treasury of NYNEX and those owned by Bell Atlantic) and all rights in respect thereof, shall at the Effective Time, without any action on the part of any holder thereof, forthwith cease to exist and be converted into and become exchangeable for, one share of common stock, par value $0.10 per share, of Seaboard ("Seaboard Common Stock") (such ratio of NYNEX Common Stock to Seaboard Common Stock being herein referred to as the "NYNEX Exchange Ratio").

          (b) Each share of common stock, par value $1.00 per share, of Bell Atlantic ("Bell Atlantic Common Stock") issued and outstanding immediately before the Effective Time (excluding those held in the treasury of Bell Atlantic and those owned by NYNEX) and all rights in respect thereof, shall at the Effective Time, without any action on the part of any holder thereof, forthwith cease to exist and be converted into and become exchangeable for, 1.302 shares of Seaboard Common Stock (such ratio of Bell Atlantic Common Stock to Seaboard Common Stock being herein referred to as the "Bell Atlantic Exchange Ratio"; and the NYNEX Exchange Ratio and the Bell Atlantic Exchange Ratio being referred to herein collectively as the "Exchange Ratios").

          (c) Commencing immediately after the Effective Time, each certificate which, immediately prior to the Effective Time, represented issued and outstanding shares of NYNEX Common Stock ("NYNEX Shares") or Bell Atlantic Common Stock ("Bell Atlantic Shares" and, together with the NYNEX Shares, the "Shares"), shall evidence ownership of Seaboard Common Stock on the basis hereinbefore set forth, but subject to the limitations set forth in Sections 2.3, 2.5, 2.7, 2.8, 2.9 and 2.10 hereof.

          (d) For all purposes of this Agreement, unless otherwise specified, the Mandalay Shares (as defined in Section 10.4 hereof) and all shares held by employee stock ownership plans of NYNEX or Bell Atlantic (i) shall be deemed to be issued and outstanding, (ii) shall not be deemed to be held in the treasury of NYNEX or Bell Atlantic and (iii) shall be converted into shares of Seaboard Common Stock in accordance with the NYNEX Exchange Ratio or the Bell Atlantic Exchange Ratio, respectively.

          SECTION 2.3 - Cancellation of Treasury Shares and of Outstanding
                        --------------------------------------------------
Seaboard Common Stock.  (a)  At the Effective Time, each share of NYNEX Common
- ---------------------
Stock held in the treasury of NYNEX or owned by Bell Atlantic immediately prior to the Effective Time, and each share of Bell Atlantic Common Stock held in the treasury of Bell Atlantic or owned by NYNEX immediately prior to the Effective Time, shall be canceled and retired and no shares of stock or other securities of Seaboard or either of the Surviving Corporations shall be issuable, and no payment or other consideration shall be made, with respect thereto.

          (b) At the Effective Time, the shares of Seaboard Common Stock held by NYNEX and the shares of Seaboard Common Stock held by Bell Atlantic shall be canceled and retired and no shares of stock or other securities of Seaboard or any other corporation shall be issuable, and no payment or other consideration shall be made, with respect thereto.

          SECTION 2.4 - Conversion of Common Stock of the Merged Corporations
                        -----------------------------------------------------
into Common Stock of the Surviving Corporations.  (a)  At the Effective Time,
- -----------------------------------------------
each share of common stock, par value $0.01 per share, of N-Sub issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, without any action on the part of Seaboard, forthwith cease to exist and be converted into 1,000 validly issued, fully paid and nonassessable shares of common stock of NYNEX, par value $0.01 per share, as one of the Surviving Corporations (the "New NYNEX Common Stock"). Immediately after the Effective Time and upon surrender by Seaboard of the certificate representing the shares of the common stock of N-Sub, NYNEX as one of the Surviving Corporations shall deliver to Seaboard an appropriate certificate or certificates representing the New NYNEX Common Stock created by conversion of the common stock of N-Sub owned by Seaboard.

          (b) At the Effective Time, each share of common stock, par value $0.01 per share, of B-Sub issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, without any action on the part of Seaboard, forthwith cease to exist and be converted into 1,000 validly issued, fully paid and nonassessable shares of common stock of Bell Atlantic, par value $0.01 per share, as one of the Surviving Corporations (the "New Bell Atlantic Common Stock"). Immediately after the Effective Time and upon surrender by Seaboard of the certificate representing the shares of the common stock of B-Sub, Bell Atlantic as one of the Surviving Corporations shall deliver to Seaboard an appropriate certificate or certificates representing the New Bell Atlantic Common Stock created by conversion of the common stock of B-Sub owned by Seaboard.

          SECTION 2.5 - Exchange of Shares Other Than Treasury Shares.  (a)
                        ---------------------------------------------
Subject to the terms and conditions hereof, at or prior to the Effective Time, Seaboard shall appoint an exchange agent to effect the exchange of Shares for Seaboard Common Stock in accordance with the provisions of this Article II (the "Exchange Agent"). From time to time after the Effective Time, Seaboard shall deposit, or cause to be deposited, certificates representing Seaboard Common Stock for conversion of Shares in accordance with the provisions of Section 2.2 hereof (such certificates, together with any dividends or distributions with respect thereto, being herein referred to as the "Exchange Fund"). Commencing immediately after the Effective Time and until the appointment of the Exchange Agent shall be terminated, each holder of a certificate or certificates theretofore representing Shares may surrender the same to the Exchange Agent, and, after the appointment of the Exchange Agent shall be terminated, any such holder may surrender any such certificate to Seaboard. Such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of full shares of Seaboard Common Stock into which the Shares theretofore represented by the certificate or certificates so surrendered shall have been converted in accordance with the provisions of
Section 2.2 hereof, together with a cash payment in lieu of fractional shares, if any, in accordance with Section 2.7 hereof, and all such shares of Seaboard Common Stock shall be deemed to have been issued at the Effective Time. Until so surrendered and exchanged, each outstanding certificate which, prior to the Effective Time, represented issued and outstanding Shares shall be deemed for all corporate purposes of Seaboard, other than the payment of dividends and other distributions, if any, to evidence ownership of the number of full shares of Seaboard Common Stock into which the Shares theretofore represented thereby shall have been converted at the Effective Time. Unless and until any such certificate theretofore representing Shares is so surrendered, no dividend or other distribution, if any, payable to the holders of record of Seaboard Common Stock as of any date subsequent to the Effective Time shall be paid to the holder of such certificate in respect thereof. Upon the surrender of any such certificate theretofore representing Shares, however, the record holder of the certificate or certificates representing shares of Seaboard Common Stock issued in exchange therefor shall receive from the Exchange Agent or from Seaboard, as the case may be, payment of the amount of dividends and other distributions, if any, which as of any date subsequent to the Effective Time and until such surrender shall have become payable with respect to such number of shares of Seaboard Common Stock ("Pre-Surrender Dividends"). No interest shall be payable with respect to the payment of Pre-Surrender Dividends upon the surrender of certificates theretofore representing Shares. After the appointment of the Exchange Agent shall have been terminated, such holders of Seaboard Common Stock which have not received payment of Pre-Surrender Dividends shall look only to Seaboard for payment thereof. Notwithstanding the foregoing provisions of this
Section 2.5(a), neither the Exchange Agent nor any Party shall be liable to a holder of Shares for any Seaboard Common Stock or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law or to a transferee pursuant to Section 2.6 hereof.

          (b) Notwithstanding anything herein to the contrary, certificates surrendered for exchange by any "affiliate" of NYNEX or Bell Atlantic shall not be exchanged until Seaboard shall have received a signed agreement from such "affiliate" as provided in Section 7.14 hereof.

          SECTION 2.6 - Transfer Books.  The stock transfer books of NYNEX with
                        --------------
respect to the NYNEX Shares and the stock transfer books of Bell Atlantic with respect to the Bell Atlantic Shares shall each be closed at the Effective Time and no transfer of any Shares will thereafter be recorded on any of such stock transfer books. In the event of a transfer of ownership of Shares that is not registered in the stock transfer records of NYNEX or Bell Atlantic, as the case may be, at the Effective Time, a certificate or certificates representing the number of full shares of Seaboard Common Stock into which such Shares shall have been converted shall be issued to the transferee together with a cash payment in lieu of fractional shares, if any, in accordance with Section 2.7 hereof, and a cash payment in the amount of Pre-Surrender Dividends, if any, in accordance with Section 2.5(a) hereof, if the certificate or certificates representing such Shares is or are surrendered as provided in

Section 2.5 hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

          SECTION 2.7 - No Fractional Share Certificates.  (a)  No scrip or
                        --------------------------------
fractional share certificate for Seaboard Common Stock will be issued upon the surrender for exchange of certificates evidencing Shares, and an outstanding fractional share interest will not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Seaboard or of either of the Surviving Corporations with respect to such fractional share interest.

          (b) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of Seaboard Common Stock to be issued and delivered to the Exchange Agent pursuant to Section 2.5 hereof over (ii) the aggregate number of full shares of Seaboard Common Stock to be distributed to holders of NYNEX Common Stock and Bell Atlantic Common Stock pursuant to Section 2.5 hereof (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange Agent, as agent for the holders of Bell Atlantic Common Stock, shall sell the Excess Shares at then prevailing prices on the New York Stock Exchange, Inc. (the "NYSE"), all in the manner provided in subsection (c) of this Section 2.7.

          (c) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use all reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's reasonable judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Bell Atlantic Common Stock, the Exchange Agent will hold such proceeds in trust for the holders of Bell Atlantic Common Stock (the "Common Shares Trust"). Seaboard shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of Bell Atlantic Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction the numerator of which is the amount of fractional share interests to which such holder of Bell Atlantic Common Stock is entitled (after taking into account all shares of Bell Atlantic Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Bell Atlantic Common Stock are entitled.

          (d)  Notwithstanding the provisions of subsections (b) and (c) of this
Section 2.7, NYNEX and Bell Atlantic may agree at their option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments contemplated in such subsections, to cause Seaboard to pay to the Exchange Agent an amount sufficient for the Exchange Agent to pay each holder of Bell Atlantic Common Stock an amount in cash equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Bell Atlantic Common Stock held at the Effective Time by such holder) by (ii) the closing price for a share of Seaboard Common Stock on the NYSE Composite Transaction Tape on the first business day immediately following the Effective Time, and, in such case, all reference herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this subsection (d). In such event, Excess Shares shall not be issued or otherwise transferred to the Exchange Agent pursuant to Section 2.5(a) hereof.

          (e) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Bell Atlantic Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding, to such holders of Bell Atlantic Common Stock, subject to and in accordance with the terms of Section 2.5 hereof.

          (f) Any portion of the Exchange Fund and the Common Shares Trust which remains undistributed for six months after the Effective Time shall be delivered to Seaboard, upon demand, and any holders of NYNEX Common Stock or Bell Atlantic Common Stock who have not theretofore complied with the provisions of this Article II shall thereafter look only to Seaboard for satisfaction of their claims for Seaboard Common Stock or any cash in lieu of fractional shares of Seaboard Common Stock and any Pre-Surrender Dividends.

          SECTION 2.8 - Options to Purchase Company Common Stock.  (a)  At the
                        ----------------------------------------
Effective Time, each option or warrant granted by NYNEX to purchase shares of NYNEX Common Stock, or by Bell Atlantic to purchase shares of Bell Atlantic Common Stock, which is outstanding and unexercised immediately prior to the Effective Time, shall be assumed by Seaboard and converted into an option or warrant to purchase shares of Seaboard Common Stock in such amount and at such exercise price as provided below and otherwise having the same terms and conditions as are in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the transactions contemplated hereby):

               (i) the number of shares of Seaboard Common Stock to be subject to the new option or warrant shall be equal to the product of (x) the number of shares of NYNEX Common Stock or Bell Atlantic Common Stock subject to the original option or warrant and (y) the NYNEX Exchange Ratio (if the original option related to NYNEX Common Stock) or the Bell Atlantic Exchange Ratio (if the original option related to Bell Atlantic Common Stock), respectively;

               (ii) the exercise price per share of Seaboard Common Stock under the new option or warrant shall be equal to (x) the exercise price per share of the NYNEX Common Stock or Bell Atlantic Common Stock under the original option or warrant divided by (y) the NYNEX Exchange Ratio (if the original option related to NYNEX Common Stock) or the Bell Atlantic Exchange Ratio (if the original option related to Bell Atlantic Common Stock); and

               (iii) upon each exercise of options or warrants by a holder thereof, the aggregate number of shares of Seaboard Common Stock deliverable upon such exercise shall be rounded down, if necessary, to the nearest whole share and the aggregate exercise price shall be rounded up, if necessary, to the nearest cent.

The adjustments provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

          (b) At the Effective Time, each stock appreciation right ("SAR") with respect to Bell Atlantic Common Stock or NYNEX Common Stock which is outstanding and unexercised immediately before the Effective Time shall be converted into an SAR with respect to shares of Seaboard Common Stock on the same terms and conditions as are in effect immediately prior to the Effective Time, with the adjustments set forth in subsection (a) of this Section 2.8.

          SECTION 2.9 - Restricted Stock.  At the Effective Time, any shares of
                        ----------------
NYNEX Common Stock or Bell Atlantic Common Stock awarded pursuant to any plan, arrangement or transaction, including, without limitation, the NYNEX 1987 Restricted Stock Award Plan, and outstanding immediately prior to the Effective Time shall be converted into shares of Seaboard Common Stock in accordance with
Section 2.2 hereof, subject to the same terms, conditions and restrictions as in effect immediately prior to the Effective Time, except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the transactions contemplated hereby.

          SECTION 2.10 - Certain Adjustments.  If between the date of this
                         -------------------
Agreement and the Effective Time, the outstanding shares of NYNEX Common Stock or of Bell Atlantic Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the exchange ratio established pursuant to the provisions of Section 2.2 hereof shall be adjusted accordingly to provide to the holders of NYNEX Common Stock and Bell Atlantic Common Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.


               ARTICLE III - CERTAIN MATTERS RELATED TO SEABOARD

          SECTION 3.1 - Certificate of Incorporation and Bylaws of Seaboard.
                        ---------------------------------------------------
Immediately prior to the Effective Time, NYNEX and Bell Atlantic shall cause the Certificate of Incorporation and Bylaws of Seaboard to be amended and restated to read as set forth in Appendices I-A and I-B hereto, respectively.

          SECTION 3.2 - Dividends.  (a)  Each of NYNEX and Bell Atlantic shall
                        ---------
coordinate with the other the declaration of, and the setting of record dates and payment dates for, dividends on NYNEX Shares and Bell Atlantic Shares so that holders of NYNEX Shares or Bell Atlantic Shares (i) do not receive dividends on both NYNEX Shares or Bell Atlantic Shares, as the case may be, and Seaboard Common Stock received in connection with the Mergers in respect of any calendar quarter or (ii) fail to receive a dividend on either NYNEX Shares or Bell Atlantic Shares, as the case may be, or Seaboard Common Stock received in connection with the Mergers in respect of any calendar quarter.

          (b) It is the intention of the Parties that the initial quarterly dividend per share of Seaboard Common Stock be at least equal to the dividend paid on each share of NYNEX Common Stock for the last full fiscal quarter immediately preceding the date hereof, subject to approval and declaration thereof by the Board of Directors of Seaboard.

          SECTION 3.3 - Headquarters.  NYNEX and Bell Atlantic agree that the
                        ------------
headquarters of Seaboard shall be located at New York, New York.

          SECTION 3.4 - Corporate Identity.  NYNEX and Bell Atlantic agree that
                        ------------------
prior to or at or at the Effective Time, the corporate name of Seaboard shall be changed to "Bell Atlantic Corporation".

             ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF NYNEX

          NYNEX hereby represents and warrants to Seaboard and Bell Atlantic as follows:

          SECTION 4.1 - Organization and Qualification; Subsidiaries.  Each of
                        --------------------------------------------
NYNEX and each of its Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the NYNEX Subsidiaries which is not a Significant Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on NYNEX. Each of NYNEX and its Subsidiaries has the requisite corporate power and authority and any necessary governmental authority, franchise, license or permit to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on NYNEX. The NYNEX Subsidiaries are listed on Schedule 4.1 hereto.

          SECTION 4.2 - Certificate of Incorporation and Bylaws.  NYNEX has
                        ---------------------------------------
heretofore furnished, or otherwise made available, to Bell Atlantic a complete and correct copy of the Certificate of Incorporation and the Bylaws, each as amended to the date hereof, of NYNEX and each of its Significant Subsidiaries. Such Certificates of Incorporation and Bylaws are in full force and effect. Neither NYNEX nor any of its Significant Subsidiaries is in violation of any of the provisions of its respective Certificate of Incorporation or, in any material respect, its Bylaws.

          SECTION 4.3 - Capitalization.  (a)  The authorized capital stock of
                        --------------
NYNEX consists of (i) 70,000,000 shares of preferred stock, par value $1.00 per share, none of which are outstanding and none of which are reserved for issuance, (ii) 5,000,000 shares of Series A Junior Participating Preferred Stock, par value $1.00 per share, none of which are outstanding and 3,000,000 of which are reserved for issuance, and (iii) 750,000,000 shares of NYNEX Common Stock, of which, as of March 31, 1996, 449,831,510 shares were issued and outstanding, 695,305 shares were held in the treasury of NYNEX and 45,585,277 shares were issuable upon the exercise of options outstanding under the NYNEX option plans listed on Schedule 4.3 hereto. Except as set forth on Schedule 4.3 or, after the date hereof, as permitted by Section 6.2 hereof, (i) since March 31, 1996, no shares of NYNEX Common Stock have been issued, except upon the exercise of options described in the immediately preceding sentence, and (ii) there are no outstanding NYNEX Equity Rights. For purposes of this Agreement, NYNEX Equity Rights shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from NYNEX or any of NYNEX's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of NYNEX ("NYNEX Equity Rights"), except for rights granted under the Rights Agreement, dated as of October 19, 1989 (the "NYNEX Rights Agreement"), between NYNEX and the Rights Agent (as defined therein). Schedule 4.3 hereto sets forth a complete and accurate list of certain information with respect to all outstanding NYNEX Equity Rights as of March 31, 1996. Since March 31, 1996, no NYNEX Equity Rights have been issued except as set forth on Schedule 4.3, or, after the date hereof, as permitted by Section 6.2 hereof.

          (b) Except as set forth on Schedule 4.3, or, after the date hereof, as permitted by Section 6.2 hereof, there are no outstanding obligations of NYNEX or any of NYNEX's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of NYNEX.

          (c) All of the issued and outstanding shares of NYNEX Common Stock are validly issued, fully paid and nonassessable.

          (d) Except as disclosed on Schedule 4.1 hereto, all the outstanding capital stock of each of NYNEX's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned by NYNEX free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances. Except as set forth on Schedule 4.3 or hereafter issued or entered into in accordance with Section 6.2 hereof, there are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from NYNEX or any of NYNEX's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of any NYNEX Subsidiary, whether or not presently issued or outstanding (except for rights of first refusal to purchase interests in Subsidiaries which are not wholly owned by NYNEX), and there are no outstanding obligations of NYNEX or any of NYNEX's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of any of NYNEX's Subsidiaries. Except for (i) its Subsidiaries and Material Investments, (ii) immaterial amounts of equity securities acquired in the capacity of creditor in bankruptcy proceedings, (iii) equity interests held by Material Investments and Jointly Held Persons, (iv) investments of persons in which NYNEX has less than a 10% interest and (v) equity interests disclosed on Schedule 4.3 hereto or hereafter acquired as permitted under Section 6.2 hereof, NYNEX does not directly or indirectly own any equity interest in any other person.

          (e) As to each of the NYNEX Material Investments, Cellco Partnership and Bell Atlantic NYNEX Mobile, Inc., NYNEX owns the equity interest set forth on Schedule 4.3, free and clear of any liens, security interests, pledges, claims, charges or encumbrances except as disclosed on Schedule 4.3. Except as disclosed on Schedule 4.3, and excluding any rights of first refusal, there are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire any of such equity interests, directly or indirectly, by NYNEX.

          SECTION 4.4 - Authority Relative to this Agreement.  NYNEX has the
                        ------------------------------------
necessary corporate power and authority to enter into this Agreement and, subject to obtaining any necessary stockholder approval of the Merger to which it is a party, to carry out its obligations hereunder. The execution and delivery of this Agreement by NYNEX and the consummation by NYNEX of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of NYNEX, subject to the approval of this Agreement by NYNEX's stockholders required by Delaware Law. This Agreement has been duly executed and delivered by NYNEX and, assuming the due authorization, execution and delivery thereof by the other Parties, constitutes a legal, valid and binding obligation of NYNEX, enforceable against it in accordance with its terms.

          SECTION 4.5 - No Conflict; Required Filings and Consents.  (a)  Except
                        ------------------------------------------
as listed on Schedule 4.5 hereto or as described in subsection (b) below, the execution and delivery of this Agreement by NYNEX do not, and the performance of this Agreement by NYNEX will not, (i) violate or conflict with the Certificate of Incorporation or Bylaws of NYNEX, (ii) conflict with or violate any law, regulation, court order, judgment or decree applicable to NYNEX or any of its Subsidiaries or by which any of their respective property is bound or affected,
(iii) violate or conflict with the Certificate of Incorporation or Bylaws of any of NYNEX's Subsidiaries, (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of NYNEX or any of its Subsidiaries pursuant to, result in the loss of any material benefit under, or require the consent of any other party to, any contract, instrument, permit, license or franchise to which NYNEX or any of its Subsidiaries is a party or by which NYNEX, any of such Subsidiaries or any of their respective property is bound or affected, (v) to NYNEX's knowledge, conflict with or violate any law, regulation, court order, judgment or decree applicable to any of its Material Investments or by which such Material Investments' property is bound or affected, (vi) to NYNEX's knowledge, violate or conflict with the Certificate of Incorporation or Bylaws of any of its Material Investments, or
(vii) to NYNEX's knowledge, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of any of its Material Investments pursuant to, or result in the loss of any material benefit under, or require the consent of any other party to, any permit, license or franchise to which any of its Material Investments is a party or by which any of such Material Investments or any of their respective property is bound or affected, except, in the case of clauses (ii), (iii), (iv), (v),
(vi) or (vii) above, for conflicts, violations, breaches, defaults, results or consents which, individually or in the aggregate, would not have a Material Adverse Effect on NYNEX.

          (b) Except as listed on Schedule 4.5 and except for applicable requirements, if any, of state or foreign regulatory laws and commissions, the Federal Communications Commission, the Exchange Act, the premerger notification requirements of the HSR Act, filing and recordation of appropriate merger or other documents as required by Delaware Law and any filings required pursuant to any state securities or "blue sky" laws or the rules of any applicable stock exchanges, neither NYNEX nor any of its Significant Subsidiaries is required to submit any notice, report or other filing with any governmental authority, domestic or foreign, in connection with the execution, delivery or performance of this Agreement. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any governmental or regulatory authority, domestic or foreign, is required to be obtained by NYNEX or any of its Significant Subsidiaries in connection with its execution, delivery or performance of this Agreement.

          SECTION 4.6 - SEC Filings; Financial Statements.  (a)  NYNEX has filed
                        ---------------------------------
all forms, reports and documents required to be filed with the Securities and Exchange Commission ("SEC") since January 1, 1993, and has heretofore delivered or made available to Bell Atlantic, in the form filed with the SEC, together with any amendments thereto, its (i) Annual Reports on Form 10-K for the fiscal years ended December 31, 1993, 1994 and 1995, (ii) all proxy statements relating to NYNEX's meetings of stockholders (whether annual or special) held since January 1, 1993, (iii) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30, and September 30, 1995, and (iv) all other reports or registration statements filed by NYNEX with the SEC since January 1, 1993, including without limitation all Annual Reports on Form 11-K filed with respect to the NYNEX Benefit Plans (collectively, the "NYNEX SEC Reports"). The NYNEX SEC Reports (i) were prepared substantially in accordance with the requirements of the 1933 Act or the Exchange

Act (as defined in Section 10.4 hereof), as the case may be, and the rules and regulations promulgated under each of such respective acts, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The financial statements, including all related notes and schedules, contained in the NYNEX SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of NYNEX and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of NYNEX and its Subsidiaries for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments.

          SECTION 4.7 - Absence of Certain Changes or Events.  Except as
                        ------------------------------------
disclosed in the NYNEX SEC Reports filed prior to the date of this Agreement and on Schedule 4.7, since December 31, 1995, NYNEX and its Subsidiaries have not incurred any material liability, except in the ordinary course of their businesses consistent with their past practices, and there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations of NYNEX or any of its Subsidiaries which has had, or is reasonably likely to have, a Material Adverse Effect on NYNEX, and NYNEX and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices.

          SECTION 4.8 - Litigation.  There are no claims, actions, suits,
                        ----------
proceedings or investigations pending or, to NYNEX's knowledge, threatened against NYNEX or any of its Subsidiaries, or any properties or rights of NYNEX or any of its Subsidiaries, before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, as to which there is more than a remote possibility of an adverse judgment or determination against NYNEX or any of its Subsidiaries or any properties or rights of NYNEX or any of its Subsidiaries in excess of $2 million (net of insurance and net of accruals reflected in the financial statements incorporated by reference in NYNEX SEC Reports), except (a) as disclosed on Schedule 4.8 hereto, (b) as disclosed on Schedules 4.9, 4.12, 4.13 or 4.22 hereto, (c) such claims, actions, suits, proceedings or investigations which are pending or threatened against Jointly Held Persons (as defined in Section 10.4 hereof), Bell Atlantic or any of its Subsidiaries, and (d) cases in which neither NYNEX nor any of its Subsidiaries is a named defendant, but as to which NYNEX or any of its Subsidiaries may be liable for an allocable share of any judgment rendered pursuant to the POR (as defined in

Section 10.4 hereof). With respect to tax matters, litigation shall not be deemed threatened unless a tax authority has delivered a written notice of deficiency to NYNEX or any of its Subsidiaries.

          SECTION 4.9 - No Violation of Law.  The business of NYNEX and its
                        -------------------
Subsidiaries is not being conducted in violation of any statute, law, ordinance, regulation, judgment, order or decree of any domestic or foreign governmental or judicial entity (including any stock exchange or other self-regulatory body) ("Legal Requirements"), or in violation of any permits, franchises, licenses, authorizations or consents that are granted by any domestic or foreign government or judicial entity (including any stock exchange or other self-regulatory body) ("Permits"), except for possible violations none of which, individually or in the aggregate, may reasonably be expected to have a Material Adverse Effect on NYNEX. Except as disclosed in NYNEX SEC Reports and as set forth on Schedule 4.9 hereto, no investigation or review by any domestic or foreign governmental or regulatory entity (including any stock exchange or other self-regulatory body) with respect to NYNEX or its Subsidiaries in relation to any alleged violation of law or regulation is pending or, to NYNEX's knowledge, threatened, nor has any governmental or regulatory entity (including any stock exchange or other self-regulatory body) indicated an intention to conduct the same, except for such investigations which, if they resulted in adverse findings, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on NYNEX. Except as set forth on
Schedule 4.9 hereto, neither NYNEX nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any court, governmental entity or regulatory agency that materially restricts the conduct of its business or which may reasonably be expected to have a Material Adverse Effect on NYNEX, nor has NYNEX or any of its Subsidiaries been advised that any court, governmental entity or regulatory agency is considering issuing or requesting any of the foregoing. None of the representations and warranties made in this Section 4.9 are being made with respect to Environmental Laws.

          SECTION 4.10 - Joint Proxy Statement.  None of the information
                         ---------------------
supplied or to be supplied by or on behalf of NYNEX for inclusion or incorporation by reference in the registration statement to be filed with the SEC by Seaboard in connection with the issuance of shares of Seaboard Common Stock in the Mergers (the "Registration Statement") will, at the time the Registration Statement becomes effective under the 1933 Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of NYNEX for inclusion or incorporation by reference in the joint proxy statement, in definitive form, relating to the meetings of NYNEX and Bell Atlantic stockholders to be held in connection with the Mergers, or in the related proxy and notice of meeting, or soliciting material used in connection therewith (referred to herein collectively as the "Joint Proxy Statement") will, at the dates mailed to stockholders and at the times of the NYNEX stockholders' meeting and the Bell Atlantic stockholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Joint Proxy Statement (except for information relating solely to Bell Atlantic) will comply as to form in all material respects with the provisions of the 1933 Act and the Exchange Act and the rules and regulations promulgated thereunder.

          SECTION 4.11 - Employee Matters; ERISA.  Except as previously
                         -----------------------
disclosed in writing by NYNEX's outside counsel to Bell Atlantic's outside counsel with specific reference to this Section 4.11:

          (a) Set forth on Schedule 4.11 hereto is a true and complete list of all employee benefit plans covering present and former employees or directors of NYNEX and of each of its Subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, any employee benefit plans within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any deferred compensation bonuses, stock options, restricted stock plans, incentive compensation, severance or change in control agreements and any other material benefit arrangements or payroll practices (collectively, the "NYNEX Benefit Plans").

          (b) All contributions and other payments required to be made by NYNEX or any of its Subsidiaries to or under any NYNEX Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the NYNEX Financial Statements.

          (c) Each of the NYNEX Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified, and, to NYNEX's knowledge, no circumstances exist that could reasonably be expected by NYNEX to result in the revocation of any such determination. NYNEX is in compliance in all material respects with, and each of the NYNEX Benefit Plans is and has been operated in all material respects in compliance with, all applicable Legal Requirements governing such plan, including, without limitation, ERISA and the Code. Each NYNEX Benefit Plan intended to provide for the deferral of income or the reduction of salary or other compensation, or to afford other income tax benefits, complies in all material respects with the requirements of the applicable provisions of the Code and other Legal Requirements to the extent required to provide such income tax benefits.

          (d) With respect to the NYNEX Benefit Plans, individually and in the aggregate, no event has occurred and, to NYNEX's knowledge, there does not now exist any condition or set of circumstances, that could subject NYNEX or any of its Subsidiaries to any material liability arising under the Code, ERISA or any other applicable Legal Requirements (including, without limitation, any liability to any such plan or the Pension Benefit Guaranty Corporation (the "PBGC")), or under any indemnity agreement to which NYNEX or any of its Subsidiaries is a party, excluding liability for benefit claims and funding obligations payable in the ordinary course.

          (e) Except as set forth on Schedule 4.11 hereto, none of the NYNEX Benefit Plans that are "welfare plans" within the meaning of Section 3(1) of ERISA provides for any retiree benefits other than continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA.

          (f) NYNEX has made available to Bell Atlantic a true and correct copy of each current or last, in the case where there is no current, expired collective bargaining agreement to which NYNEX or any of its Subsidiaries is a party or under which NYNEX or any of its Subsidiaries has obligations and, with respect to each NYNEX Benefit Plan, where applicable, (i) such plan (but only to the extent such plan is intended to be covered by Section 401 of the Code) and summary plan description, (ii) the most recent annual report filed with the IRS,
(iii) each related trust agreement (including all material amendments to each such trust agreement), (iv) the most recent determination of the IRS with respect to the qualified status of such NYNEX Benefit Plan, and (v) the most recent actuarial report or valuation.

          (g) Except as set forth on Schedule 4.11 hereto, (i) the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (A) payment (whether of severance pay or otherwise) becoming due from NYNEX or any of its Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (B) benefit under any NYNEX Benefit Plan being established or becoming accelerated, vested or payable and (ii) neither NYNEX nor any of its Subsidiaries is a party to (A) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any current or former officer, director or employee (whether or not characterized as a plan for purposes of ERISA), (B) any consulting contract with any person who prior to entering into such contract was a director or officer of NYNEX or any of its Subsidiaries, or (C) any plan, agreement, arrangement or understanding similar to any of the items described in clause
(ii)(A) or (B) of this sentence.

          (h) The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in the disqualification of any of the NYNEX Benefit Plans intended to be qualified under, result in a prohibited transaction or breach of fiduciary duty under, or otherwise violate, ERISA or the Code.

          (i) Neither NYNEX nor any of its Subsidiaries nor any of their directors, officers, employees or agents, nor any "party in interest" or "disqualified person", as such terms are defined in Section 3 of ERISA and
Section 4975 of the Code has, with respect to any NYNEX Benefit Plan, engaged in or been a party to any "prohibited transaction", as such term is defined in
Section 4975 of the Code or Section 406 of ERISA which is not otherwise exempt, which could result in the imposition of either a penalty assessed pursuant to
Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code or which could constitute a breach of fiduciary duty, in each case applicable to NYNEX or any NYNEX Benefit Plan and which would result in a Material Adverse Effect on NYNEX.

          (j) No NYNEX Benefit Plan subject to Section 412 of the Code has incurred any now existing "accumulated funding deficiency" (as defined in ERISA), whether or not waived. Neither NYNEX nor any of its Subsidiaries has incurred, and none of such entities reasonably expects to incur, any material liability to the PBGC with respect to any NYNEX Benefit Plan. Neither NYNEX nor any of its Subsidiaries is a party to, and neither has incurred or reasonably expects to incur, any withdrawal liability with respect to any "multiemployer plan" (as defined in Section 3(37) of ERISA) for which there is any outstanding liability.

          SECTION 4.12 - Labor Matters.  Except as disclosed on Schedule 4.12
                         -------------
hereto, neither NYNEX nor any of its Subsidiaries is party to any collective bargaining agreement or other labor agreement with any union or labor organization and no union or labor organization has been recognized by NYNEX or any of its Subsidiaries as an exclusive bargaining representative for employees of NYNEX or any of its Subsidiaries. Except as disclosed on Schedule 4.12 hereto, to NYNEX's knowledge, there is no current union representation question involving employees of NYNEX or any of its Subsidiaries, nor does NYNEX have knowledge of any significant activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Neither NYNEX nor any of its Subsidiaries has made any commitment not in collective bargaining agreements listed on
Schedule 4.12 hereto that would require the application of the terms of any collective bargaining agreements entered into by NYNEX or any of its Subsidiaries to Bell Atlantic, Seaboard, or any Subsidiary or joint venture of either Bell Atlantic or Seaboard. Except as disclosed on Schedule 4.12 hereto,
(i) there is no material active arbitration under any collective bargaining agreement involving NYNEX or any of its Subsidiaries, (ii) there is no material unfair labor practice, grievance, employment discrimination or other labor or employment related charge, complaint or claim against NYNEX or any of its Subsidiaries pending before any court, arbitrator, mediator or governmental agency or tribunal, or, to NYNEX's knowledge, threatened, (iii) there is no material strike, picketing or work stoppage by, or any lockout of, employees of NYNEX or any of its Subsidiaries pending or, to NYNEX's knowledge, threatened, against or involving NYNEX or any of its Subsidiaries, (iv) there is no significant active arbitration under any collective bargaining agreement involving NYNEX or any of its Subsidiaries regarding the employer's right to move work from one location or entity to another, or to consolidate work locations, or involving other similar restrictions on business operations, (v) there is no arbitration, administrative agency proceeding, suit or claim pending, or, to NYNEX's knowledge, threatened, involving the "New Businesses", "Neutrality Letter", and "Old Business Letter" provisions contained in any collective bargaining agreement to which NYNEX or any of its Subsidiaries is a party, and (vi) there is no material proceeding, claim, suit, action or governmental investigation pending or, to NYNEX's knowledge, threatened, in respect of which any director, officer, employee or agent of NYNEX or any of its Subsidiaries is or may be entitled to claim indemnification from NYNEX or such NYNEX Subsidiary pursuant to their respective charters or bylaws or as provided in the indemnification agreements, if any, listed on Schedule 4.12 hereto. For purposes of this Section 4.12, "material" refers to any liability which could reasonably be expected to exceed $1 million.

          SECTION 4.13 - Environmental Matters.  Except as set forth on Schedule
                         ---------------------
4.13 hereto or in the NYNEX SEC Reports filed prior to the date hereof:

          (a) To NYNEX's knowledge, NYNEX and each of its Subsidiaries is in compliance with all applicable Environmental Laws (as defined below) and neither NYNEX nor any of its Subsidiaries has received any written or oral communication from any person or governmental authority that alleges that NYNEX or any of its Subsidiaries is not in compliance with applicable Environmental Laws where such non-compliance could reasonably be expected to result in a Material Adverse Effect on NYNEX.

          (b) To NYNEX's knowledge, NYNEX and each of its Subsidiaries has obtained or has applied for all material environmental, health and safety permits, licenses, variances, approvals and authorizations (collectively, the "Environmental Permits") necessary for the construction of their facilities or the conduct of their operations, and all such material Environmental Permits are effective or, where applicable, a renewal application has been timely filed and is pending agency approval, and NYNEX and its Subsidiaries are in material compliance with all terms and conditions of such Environmental Permits. To NYNEX's knowledge, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that may interfere with, or prevent, future continued material compliance on the part of NYNEX or any of its Subsidiaries with such Environmental Permits. Neither NYNEX nor any of its Subsidiaries has knowledge of matters or conditions that would preclude reissuance or transfer of any such Environmental Permit, including amendment of such instrument, to Seaboard or one of its Subsidiaries, where such action is necessary to maintain compliance with Environmental Laws in all material respects.

          (c) To NYNEX's knowledge, there is no currently existing requirement to be imposed in the future by any Environmental Law or Environmental Permit which could reasonably be expected to result in the incurrence of a material cost by NYNEX or any of its Subsidiaries.

          (d) To NYNEX's knowledge, there is no material Environmental Claim (as defined below) pending or threatened (i) against NYNEX or any of its Subsidiaries, (ii) against any person whose liability for any Environmental Claim NYNEX or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, or (iii) against any real or personal property or operations which NYNEX or any of its Subsidiaries owns, leases or manages, in whole or in part.

          (e) To NYNEX's knowledge, there have been no Releases (as defined below) of any Hazardous Material (as defined below) that would be reasonably likely to form the basis of any material Environmental Claim against NYNEX or any of its Subsidiaries, or against any person whose liability for any material Environmental Claim NYNEX or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

          (f) To NYNEX's knowledge, with respect to any predecessor of NYNEX or any of its Subsidiaries, there is no material Environmental Claim pending or threatened, or any Release of Hazardous Materials that would be reasonably likely to form the basis of any material Environmental Claim against NYNEX or any of its Subsidiaries.

          (g) To NYNEX's knowledge, NYNEX has disclosed to Bell Atlantic and Seaboard all material facts which NYNEX reasonably believes form the basis of a material current or future cost relating to any environmental matter affecting NYNEX and its Subsidiaries which NYNEX believes will or is reasonably likely to result in a Material Adverse Effect on NYNEX.

          (h) To NYNEX's knowledge, neither NYNEX nor any of its Subsidiaries, nor any owner of premises leased or operated by NYNEX or any of its Subsidiaries, has filed any notice with respect to such premises under federal, state, local or foreign law indicating past or present treatment, storage or disposal of Hazardous Materials, as regulated under 40 C.F.R. Parts 264-267 or any state, local or foreign equivalent or is engaging or has engaged in business operations involving the generation, transportation, treatment, recycle or disposal of any waste (excluding low level radioactive tubes from central office equipment or typical smoke and fire alarm components) regulated under Environmental Laws pertaining to radioactive materials or the nuclear power industry, including, without limitation, requirements of Volume 10 of the Code of Federal Regulations.

          (i) To NYNEX's knowledge, none of the properties owned, leased or operated by NYNEX, its Subsidiaries or any predecessor thereof are now, or were in the past, listed on the National Priorities List of Superfund Sites (the "NPL"), the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS"), or any other comparable state or local environmental database (excluding easements that transgress such Superfund or CERCLIS sites).

          (j) To NYNEX's knowledge, the Mergers will not require any governmental approvals under the Environmental Laws, including those that are triggered by sales or transfers of businesses or real property.

For purposes of this Section 4.13 and Section 5.13 hereto:

               (i) "Environmental Claim" means any and all administrative, regula tory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person (including any federal, state, local or foreign governmental authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by NYNEX or any of its Subsidiaries (for purposes of this Section 4.13) or by Bell Atlantic or any of its Subsidiaries (for purposes of Section 5.13 hereof) (including but not limited to obligations to clean up contamination resulting from leaking underground storage tanks); or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

               (ii) "Environmental Laws" means all applicable foreign, federal, state and local laws (including the common law), rules, requirements and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to management of asbestos in buildings.

               (iii) "Hazardous Materials" means (A) any petroleum or any by-products or fractions thereof, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, any form of natural gas, explosives, and polychlorinated biphenyls ("PCBs"); (B) any chemicals, materials or substances, whether waste materials, raw materials or finished products, which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "contaminants," or words of similar import under any Environmental Law; and (C) any other chemical, material or substance, whether waste materials, raw materials or finished products, regulated or forming the basis of liability under any Environmental Law.

               (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including without limitation ambient air, atmosphere, soil, surface water, groundwater or property).

               (v) Any matter which NYNEX reasonably believes does not present a significant likelihood of requiring expenditures by, or causing the incurrence of liabilities by,

NYNEX and its Subsidiaries of more than $2 million or, in the case of repetitive facility upgrades, will not in the aggregate cause expenditures or liabilities of more than $12 million over a six-year period, are excluded from the coverage of any representations made hereunder.

               (vi) No representation is made by NYNEX in this Section 4.13 as to Environmental Claims for which neither NYNEX nor any of its Subsidiaries is (or would be, if a claim were brought in a formal proceeding) a named defendant, but as to which NYNEX or any of its Subsidiaries may be liable for an allocable share of any judgment rendered pursuant to the POR. No representation is made by NYNEX in subsection (i) of this Section 4.13 as to properties owned, leased or operated by AT&T or any of its Subsidiaries except for such properties which are, or at any time since November 1, 1983 were, owned, leased or operated by NYNEX or any of its Subsidiaries.

          SECTION 4.14 - Board Action; Vote Required; Amendment of Rights
                         ------------------------------------------------
Agreement; Applicability of Section 203.  (a)  The Board of Directors of NYNEX
- ---------------------------------------
has unanimously determined that the transactions contemplated by this Agreement are in the best interests of NYNEX and its stockholders and has resolved to recommend to such stockholders that they vote in favor thereof.

          (b) The approval of the Merger of N-Sub into NYNEX by a majority of the votes entitled to be cast by all holders of NYNEX Common Stock (the "NYNEX Stockholders' Approval") is the only vote of the holders of any class or series of the capital stock of NYNEX required to approve this Agreement, the Mergers and the other transactions contemplated hereby. The provisions of Section 10.1 of the Certificate of Incorporation of NYNEX will not apply to the transactions contemplated by this Agreement.

          (c)  The NYNEX Rights Agreement has been amended so as to provide that
(i) no "Distribution Date," "Stock Acquisition Date," or "Trigger Event" thereunder shall be deemed to have occurred, (ii) none of Seaboard, Bell Atlantic, or any of their subsidiaries will be an "Acquiring Person" thereunder, and (iii) no holder of rights issued thereunder shall be entitled to exercise such rights under, or be entitled to any rights or benefits pursuant to, the NYNEX Rights Agreement solely by reason of the approval, execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (d) The provisions of Section 203 of the Delaware Law will not, assuming the accuracy of the representations contained in Section 5.20 hereof (without giving effect to the knowledge qualification therein), apply to this Agreement or any of the transactions contemplated hereby.

          SECTION 4.15 - Opinion of Financial Advisor.  NYNEX has received the
                         ----------------------------
opinions of Bear Stearns & Co. Inc. ("Bear Stearns") and Morgan Stanley & Co. ("Morgan Stanley"), each dated the date hereof, to the effect that, as of the date hereof, the NYNEX Exchange Ratio is fair from a financial point of view to the holders of NYNEX Common Stock.

          SECTION 4.16 - Brokers.  Except for Bear Stearns and Morgan Stanley,
                         -------
the arrangements with which have been disclosed to Bell Atlantic prior to the date hereof, who have been engaged by NYNEX, no broker, finder or investment banker is entitled to any brokerage, finder's, investment banking or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of NYNEX or any of its Subsidiaries.

          SECTION 4.17 - Tax Matters.  Except as set forth on Schedule 4.17
                         -----------
hereto:

          (a) All material federal and foreign tax returns and tax reports required to be filed by NYNEX or its Subsidiaries on or prior to the Effective Time or with respect to taxable periods ending on or prior to the Effective Time have been or will be filed with the appropriate governmental authorities on or prior to the Effective Time or by the due date thereof including extensions;

          (b) All material state and local tax returns and tax reports required to be filed by NYNEX or its Subsidiaries on or prior to the Effective Time or with respect to taxable periods ending on or prior to the Effective Time which relate to income, profits, franchise, property, sales, use or other taxes, have been or will be filed with the appropriate governmental authorities on or prior to the Effective Time or by the due date thereof including extensions;

          (c)  The tax returns and tax reports referred to in subparts (a) and
(b) of this Section 4.17 correctly reflect (and as to returns not filed as of the date hereof, will correctly reflect) all material tax liabilities of NYNEX and its Subsidiaries required to be shown thereon;

          (d) All material federal, state, local and foreign income, profits, franchise, property, sales, use and other taxes (including interest and penalties) shown as due on those tax returns and tax reports referred to in subparts (a) and (b) of this Section 4.17 which have been or will be filed by the Effective Time, as well as any material foreign withholding taxes imposed on or in respect of any amounts paid to or by NYNEX or any of its Subsidiaries, whether or not such amounts or withholding taxes are referred to or shown on any tax returns or tax reports referred to in Section 4.17(a) or (b) hereof, have been or will be fully paid or adequately reflected as a liability on NYNEX's or its Subsidiaries' books and records on or prior to the Closing Date;

          (e) With respect to any period for which tax returns and tax reports have not yet been filed, or for which taxes are not yet due or owing, NYNEX and its Subsidiaries have made due and sufficient accruals for such taxes in their respective books and records and financial statements;

          (f) The representations and warranties contained in the NYNEX Officer's Certificate and the Seaboard Officer's Certificate attached hereto as Schedules 4.17(f)(i) and 4.17(f)(ii), respectively, are true and correct; and

          (g) Neither NYNEX nor any of its affiliates has taken or agreed to take any action that would (a) prevent or impede the formation of Seaboard and the Mergers from qualifying as one or more tax-free transactions under the Code, or (b) make untrue any representation or warranty contained in any of the Officers' Certificates referred to in Section 4.17(f) hereof.

          SECTION 4.18 - Intellectual Property.  To NYNEX's knowledge, neither
                         ---------------------
NYNEX nor any of its Subsidiaries utilizes or has utilized any patent, trademark, tradename, service mark, copyright, software, trade secret or know-how, except for those which are owned, possessed or lawfully used by NYNEX or its Subsidiaries in their operations, and, to the knowledge of NYNEX, neither NYNEX nor any of its Subsidiaries infringes upon or unlawfully or wrongfully uses any patent, trademark, tradename, service mark, copyright or trade secret owned or validly claimed by another.

          SECTION 4.19 - Insurance.  Except as set forth on Schedule 4.19
                         ---------
hereto, each of NYNEX and each of its Significant Subsidiaries is, and has been continuously since January 1, 1985 (or such later date as such Significant Subsidiary was organized or acquired by NYNEX), insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by NYNEX and its Subsidiaries during such time period. Except as set forth on such Schedule 4.19, since January 1, 1993, neither NYNEX nor any of its Subsidiaries has received notice of cancellation or termination with respect to any material insurance policy of NYNEX or its Subsidiaries. The insurance policies of NYNEX and its Subsidiaries are valid and enforceable policies.

          SECTION 4.20 - Ownership of Securities.  As of the date hereof,
                         -----------------------
neither NYNEX nor, to NYNEX's knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (a)(i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Bell Atlantic, which in the aggregate represent 10% or more of the outstanding shares of Bell Atlantic Common Stock (other than shares held by NYNEX Benefit Plans), nor (b) is an "interested stockholder" of Bell Atlantic within the meaning of Section 203 of the Delaware Law. Except as set forth on Schedule 4.20 hereto, NYNEX owns no shares of Bell Atlantic Common Stock described in the parenthetical clause of Section 2.2(b) hereof which would be canceled and retired without consideration pursuant to
Section 2.3(a) hereof.

          SECTION 4.21 - Certain Contracts.  (a)  All contracts described in
                         -----------------
Item 601(b)(10) of Regulation S-K to which NYNEX or its Subsidiaries is a party or may be bound ("NYNEX Contracts") have been filed as exhibits to, or incorporated by reference in, NYNEX's Annual Report on Form 10-K for the year ended December 31, 1995. All NYNEX Contracts are valid and in full force and effect on the date hereof except to the extent they have previously expired in accordance with their terms, and neither NYNEX nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any NYNEX Contract, except for defaults which, individually and in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on NYNEX. True and complete copies of all NYNEX Contracts have been delivered to Bell Atlantic or made available for inspection.

          (b) Set forth on Schedule 4.21 hereto is a list of each contract, agreement or arrangement to which NYNEX or any of its Subsidiaries is a party or may be bound and (i) under the terms of which any of the rights or obligations of a party thereto will be modified or altered as a result of the transactions contemplated hereby in a manner which, individually or in the aggregate with all such other contracts, agreements or arrangements would reasonably be expected to result in a Material Adverse Effect on NYNEX; (ii) is an arrangement limiting or restraining Seaboard, NYNEX, any NYNEX Subsidiary or any successor thereto from engaging or competing in any business which has, or could reasonably be expected to have in the foreseeable future, a Material Adverse Effect on NYNEX; or (iii) to NYNEX's knowledge, is an arrangement limiting or restraining Seaboard, NYNEX or any of its Subsidiaries or its affiliates or any successor thereto from engaging or competing in any business.

          SECTION 4.22 - Certain Regulatory Matters.  (a)  Except as disclosed
                         --------------------------
on Schedule 4.22 hereto and except for billing disputes with customers arising in the ordinary course of business that in the aggregate involve immaterial amounts, there are no proceedings or investigations pending or, to NYNEX's knowledge, threatened, before any domestic or foreign court, administrative, governmental or regulatory body in which any of the following matters are being considered, nor has NYNEX or any of its Subsidiaries received written notice or inquiry from any such body, government official, consumer advocacy or similar organization or any private party, indicating that any of such matters should be considered or may become the object of consideration or investigation: (i) reduction of rates charged to customers; (ii) reduction of earnings; (iii) refunds of amounts previously charged to customers; or (iv) failure to meet any expense, infrastructure, service quality or other commitments previously made to or imposed by any administrative, governmental or regulatory body.

          (b) Except as disclosed on Schedule 4.22 hereto, neither NYNEX nor any of its Subsidiaries has any outstanding commitments (and no such obligations have been imposed upon NYNEX and remain outstanding) regarding (i) reduction of rates charged to customers; (ii) reduction of earnings; (iii) refunds of amounts previously charged to customers or (iv) expenses, infrastructure expenditures, service quality or other regulatory requirements, to or by any domestic or foreign court, administrative, governmental or regulatory body, government official, consumer advocacy or similar organization.

          SECTION 4.23 - SFAS 106 Matters.  To NYNEX's knowledge, the accrual by
                         ----------------
NYNEX at the Effective Time of the portion of its remaining transition obligation under Statement of Financial Accounting Standards No. 106 which it is required to accrue at such time will not adversely affect the ability of NYNEX to declare and pay annual dividends to Seaboard after the Effective Time in the same amounts as NYNEX paid to its stockholders on an annual basis prior to the Effective Time.


          ARTICLE V - REPRESENTATIONS AND WARRANTIES OF BELL ATLANTIC

          Bell Atlantic hereby represents and warrants to Seaboard and NYNEX as follows:

          SECTION 5.1 - Organization and Qualification; Subsidiaries.  Each of
                        --------------------------------------------
Bell Atlantic and each of its Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Bell Atlantic Subsidiaries which is not a Significant Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on Bell Atlantic. Each of Bell Atlantic and its Subsidiaries has the requisite corporate power and authority and any necessary governmental authority, franchise, license or permit to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on Bell Atlantic. The Bell Atlantic Subsidiaries are listed on Schedule 5.1 hereto.

          SECTION 5.2 - Certificate of Incorporation and Bylaws.  Bell Atlantic
                        ---------------------------------------
has heretofore furnished, or otherwise made available, to NYNEX a complete and correct copy of the Certificate of Incorporation and the Bylaws, each as amended to the date hereof, of Bell Atlantic and each of its Significant Subsidiaries. Such Certificates of Incorporation and Bylaws are in full force and effect. Neither Bell Atlantic nor any of its Significant Subsidiaries is in violation of any of the provisions of its respective Certificate of Incorporation or, in any material respect, its Bylaws.

          SECTION 5.3 - Capitalization.  (a)  The authorized capital stock of
                        --------------
Bell Atlantic consists of (i) 12,500,000 shares of Series Preferred Stock, par value $1.00 per share, none of which are outstanding and none of which are reserved for issuance, (ii) 12,500,000 shares of Series Preference Stock, par value $1.00 per share, none of which are outstanding and 10,000,000 of which are reserved for issuance, and (iii) 1,500,000,000 shares of Bell Atlantic Common Stock, of which, as of March 31, 1996, 437,816,267 shares were issued and outstanding, 139,551 shares were held in the treasury of Bell Atlantic and 14,137,572 shares were issuable upon the exercise of options outstanding under the Bell Atlantic option plans listed on Schedule 5.3 hereto. Except as set forth on Schedule 5.3, after the date hereof or, as permitted by Section 6.2 hereof, (i) since March 31, 1996, no shares of Bell Atlantic Common Stock have been issued, except upon the exercise of options and rights described in the immediately preceding sentence, and (ii) there are no outstanding Bell Atlantic Equity Rights. For purposes of this Agreement, Bell Atlantic Equity Rights shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Bell Atlantic or any of Bell Atlantic's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of Bell Atlantic ("Bell Atlantic Equity Rights"). Schedule
5.3 hereto sets forth a complete and accurate list of certain information with respect to all outstanding Bell Atlantic Equity Rights as of March 31, 1996. Since March 31, 1996, no Bell Atlantic Equity Rights have been issued except as set forth on Schedule 5.3, or, after the date hereof, as permitted by Section 6.2 hereof.

          (b) Except as set forth on Schedule 5.3(b), or, after the date hereof, as permitted by Section 6.2 hereof, there are no outstanding obligations of Bell Atlantic or any of Bell Atlantic's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Bell Atlantic.

          (c) All of the issued and outstanding shares of Bell Atlantic Common Stock are validly issued, fully paid and nonassessable.

          (d) Except as disclosed on Schedule 5.1 hereto, all the outstanding capital stock of each of Bell Atlantic's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned by Bell Atlantic free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances. Except as set forth on Schedule 5.3, or hereafter issued or entered into in accordance with Section 6.2 hereof, there are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Bell Atlantic or any of Bell Atlantic's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of any Bell Atlantic Subsidiary, whether or not presently issued or outstanding (except for rights of first refusal to purchase interests in Subsidiaries which are not wholly owned by Bell Atlantic), and there are no outstanding obligations of Bell Atlantic or any of Bell Atlantic's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of any of Bell Atlantic's Subsidiaries. Except for (i) its Subsidiaries and Material Investments, (ii) immaterial amounts of equity securities acquired, in the capacity of creditor, in bankruptcy proceedings, (iii) equity interests held by Material Investments and Jointly Held Persons, (iv) investments of persons in which Bell Atlantic has less than a 10% interest and (v) equity interests disclosed on Schedule 5.3 hereto or hereafter acquired as permitted under
Section 6.2 hereof, Bell Atlantic does not directly or indirectly own any equity interest in any other person.

          (e) As to each of the Bell Atlantic Material Investments, Cellco Partnership and Bell Atlantic NYNEX Mobile, Inc., Bell Atlantic owns the equity interests set forth on Schedule 5.3, free and clear of any liens, security interests, pledges, claims, charges or encumbrances, except as disclosed on
Schedule 5.3. Except as disclosed on Schedule 5.3, and excluding any rights of first refusal, there are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character

(contingent or otherwise) to purchase or otherwise acquire any of such equity interests, directly or indirectly, by Bell Atlantic.

          SECTION 5.4 - Authority Relative to this Agreement.  Bell Atlantic has
                        ------------------------------------
the necessary corporate power and authority to enter into this Agreement and, subject to obtaining any necessary stockholder approval of the Merger to which it is a party, to carry out its obligations hereunder. The execution and delivery of this Agreement by Bell Atlantic and the consummation by Bell Atlantic of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Bell Atlantic, subject to the approval of this Agreement by Bell Atlantic's stockholders required by Delaware Law. This Agreement has been duly executed and delivered by Bell Atlantic and, assuming the due authorization, execution and delivery thereof by the other Parties, constitutes a legal, valid and binding obligation of Bell Atlantic, enforceable against it in accordance with its terms.

          SECTION 5.5 - No Conflict; Required Filings and Consents.  (a)  Except
                        ------------------------------------------
as listed on Schedule 5.5 hereto or as described in subsection (b) below, the execution and delivery of this Agreement by Bell Atlantic do not, and the performance of this Agreement by Bell Atlantic will not, (i) violate or conflict with the Certificate of Incorporation or Bylaws of Bell Atlantic, (ii) conflict with or violate any law, regulation, court order, judgment or decree applicable to Bell Atlantic or any of its Subsidiaries or by which any of their respective property is bound or affected, (iii) violate or conflict with the Certificate of Incorporation or Bylaws of any of Bell Atlantic's Subsidiaries, or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Bell Atlantic or any of its Subsidiaries pursuant to, result in the loss of any material benefit under, or require the consent of any other party to, any contract, instrument, permit, license or franchise to which Bell Atlantic or any of its Subsidiaries is a party or by which Bell Atlantic, any of such Subsidiaries or any of their respective property is bound or affected, (v) to Bell Atlantic's knowledge, conflict with or violate any law, regulation, court order, judgment or decree applicable to any of its Material Investments or by which such Material Investments' property is bound or affected, (vi) to Bell Atlantic's knowledge, violate or conflict with the Certificate of Incorporation or Bylaws of any of its Material Investments, or (vii) to Bell Atlantic's knowledge, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of any of its Material Investments pursuant to, or result in the loss of any material benefit under, or require the consent of any other party to, any permit, license or franchise to which any of its Material Investments is a party or by which any of such

Material Investments or any of their respective property is bound or affected, except, in the case of clauses (ii), (iii), (iv), (v), (vi) or (vii) above, for conflicts, violations, breaches, defaults, results or consents which, individually or in the aggregate, would not have a Material Adverse Effect on Bell Atlantic.

          (b) Except as listed on Schedule 5.5 and except for applicable requirements, if any, of state, District of Columbia or foreign regulatory laws and commissions, the Federal Communications Commission, the Exchange Act, the premerger notification requirements of the HSR Act, filing and recordation of appropriate merger or other documents as required by Delaware Law and any filings required pursuant to any state securities or "blue sky" laws or the rules of any applicable stock exchanges, neither Bell Atlantic nor any of its Significant Subsidiaries is required to submit any notice, report or other filing with any governmental authority, domestic or foreign, in connection with the execution, delivery or performance of this Agreement. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any governmental or regulatory authority, domestic or foreign, is required to be obtained by Bell Atlantic or any of its Significant Subsidiaries in connection with its execution, delivery or performance of this Agreement.

          SECTION 5.6 - SEC Filings; Financial Statements.  (a)  Bell Atlantic
                        ---------------------------------
has filed all forms, reports and documents required to be filed with the SEC since January 1, 1993, and has heretofore delivered or made available to NYNEX, in the form filed with the SEC, together with any amendments thereto, its (i) Annual Reports on Form 10-K for the fiscal years ended December 31, 1993, 1994 and 1995, (ii) all proxy statements relating to Bell Atlantic's meetings of stockholders (whether annual or special) held since January 1, 1993, (iii) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30, and September 30, 1995, and (iv) all other reports or registration statements filed by Bell Atlantic with the SEC since January 1, 1993, including without limitation all Annual Reports on Form 11-K filed with respect to the Bell Atlantic Benefit Plans (collectively, the "Bell Atlantic SEC Reports"). The Bell Atlantic SEC Reports (i) were prepared substantially in accordance with the requirements of the 1933 Act or the Exchange Act, as the case may be, and the rules and regulations promulgated under each of such respective acts, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The financial statements, including all related notes and schedules, contained in the Bell Atlantic SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of Bell Atlantic and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of Bell

Atlantic and its Subsidiaries for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments.

          SECTION 5.7 - Absence of Certain Changes or Events.  Except as
                        ------------------------------------
disclosed in the Bell Atlantic SEC Reports filed prior to the date of this Agreement and on Schedule 5.7, since December 31, 1995, Bell Atlantic and its Subsidiaries have not incurred any material liability, except in the ordinary course of their businesses consistent with their past practices, and there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations of Bell Atlantic or any of its Subsidiaries which has had, or is reasonably likely to have, a Material Adverse Effect on Bell Atlantic, and Bell Atlantic and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices.

          SECTION 5.8 - Litigation.  There are no claims, actions, suits,
                        ----------
proceedings or investigations pending or, to Bell Atlantic's knowledge, threatened against Bell Atlantic or any of its Subsidiaries, or any properties or rights of Bell Atlantic or any of its Subsidiaries, before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, as to which there is more than a remote possibility of an adverse judgment or determination against Bell Atlantic or any of its Subsidiaries or any properties or rights of Bell Atlantic or any of its Subsidiaries in excess of $2 million (net of insurance and net of accruals reflected in the financial statements incorporated by reference in Bell Atlantic SEC Reports), except (a) as disclosed on Schedule 5.8 hereto, (b) as disclosed on Schedules 5.9, 5.12, 5.13 or 5.22 hereto, (c) such claims, actions, suits, proceedings or investigations which are pending or threatened against Jointly Held Persons, NYNEX or any of its Subsidiaries, and (d) cases in which neither Bell Atlantic nor any of its Subsidiaries is a named defendant, but as to which Bell Atlantic or any of its Subsidiaries may be liable for an allocable share of any judgment rendered pursuant to the POR. With respect to tax matters, litigation shall not be deemed threatened unless a tax authority has delivered a written notice of deficiency to Bell Atlantic or any of its Subsidiaries.

          SECTION 5.9 - No Violation of Law.  The business of Bell Atlantic and
                        -------------------
its Subsidiaries is not being conducted in violation of any Legal Requirements or in violation of any Permits, except for possible violations none of which, individually or in the aggregate, may reasonably be expected to have a Material Adverse Effect on Bell Atlantic. Except as disclosed in Bell Atlantic SEC Reports and as set forth on Schedule 5.9 hereto, no investigation or review by any domestic or foreign governmental or regulatory entity (including any stock exchange or other self-regulatory body) with respect to Bell Atlantic or its Subsidiaries in relation to any alleged violation of law or regulation is pending or, to Bell Atlantic's knowledge, threatened, nor has any governmental or regulatory entity (including any stock exchange or other self-regulatory body) indicated an intention to conduct the same, except for such investigations which, if they resulted in adverse findings, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Bell Atlantic. Except as set forth on Schedule 5.9 hereto, neither Bell Atlantic nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any court, governmental entity or regulatory agency that materially restricts the conduct of its business or which may reasonably be expected to have a Material Adverse Effect on Bell Atlantic, nor has Bell Atlantic or any of its Subsidiaries been advised that any court, governmental entity or regulatory agency is considering issuing or requesting any of the foregoing. None of the representations and warranties made in this Section 5.9 are being made with respect to Environmental Laws.

          SECTION 5.10 - Joint Proxy Statement.  None of the information
                         ---------------------
supplied or to be supplied by or on behalf of Bell Atlantic for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the 1933 Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of Bell Atlantic for inclusion or incorporation by reference in the Joint Proxy Statement will, at the dates mailed to stockholders and at the times of the NYNEX stockholders' meeting and the Bell Atlantic stockholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Joint Proxy Statement (except for information relating solely to NYNEX) will comply as to form in all material respects with the provisions of the 1933 Act and the Exchange Act and the rules and regulations promulgated thereunder.

          SECTION 5.11 - Employee Matters; ERISA.  Except as previously
                         -----------------------
disclosed in writing by Bell Atlantic's outside counsel to NYNEX's outside counsel with specific reference to this Section 5.11:

          (a) Set forth on Schedule 5.11 hereto is a true and complete list of all employee benefit plans covering present and former employees or directors of Bell Atlantic and of each of its Subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of ERISA, any deferred compensation bonuses, stock options, restricted stock plans, incentive compensation, severance or change in control agreements and any other material benefit arrangements or payroll practices (collectively, the "Bell Atlantic Benefit Plans").

          (b) All contributions and other payments required to be made by Bell Atlantic or any of its Subsidiaries to or under any Bell Atlantic Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the Bell Atlantic Financial Statements.

          (c) Each of the Bell Atlantic Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and, to Bell Atlantic's knowledge, no circumstances exist that could reasonably be expected by Bell Atlantic to result in the revocation of any such determination. Bell Atlantic is in compliance in all material respects with, and each of the Bell Atlantic Benefit Plans is and has been operated in all material respects in compliance with, all applicable Legal Requirements governing such plan, including, without limitation, ERISA and the Code. Each Bell Atlantic Benefit Plan intended to provide for the deferral of income or the reduction of salary or other compensation, or to afford other income tax benefits, complies in all material respects with the requirements of the applicable provisions of the Code and other Legal Requirements to the extent required to provide such income tax benefits.

          (d) With respect to the Bell Atlantic Benefit Plans, individually and in the aggregate, no event has occurred and, to Bell Atlantic's knowledge, there does not now exist any condition or set of circumstances, that could subject Bell Atlantic or any of its Subsidiaries to any material liability arising under the Code, ERISA or any other applicable Legal Requirements (including, without limitation, any liability to any such plan or the PBGC), or under any indemnity agreement to which Bell Atlantic or any of its Subsidiaries is a party, excluding liability for benefit claims and funding obligations payable in the ordinary course.

          (e) Except as set forth on Schedule 5.11 hereto, none of the Bell Atlantic Benefit Plans that are "welfare plans" within the meaning of Section 3(1) of ERISA provides for any retiree benefits other than continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA.

          (f) Bell Atlantic has made available to NYNEX a true and correct copy of each current or last, in the case where there is no current, expired collective bargaining agreement to which Bell Atlantic or any of its Subsidiaries is a party or under which Bell Atlantic or any of its Subsidiaries has obligations and, with respect to each Bell Atlantic Benefit Plan, where applicable, (i) such plan (but only to the extent such plan is intended to be covered by Section 401 of the Code) and summary plan description, (ii) the most recent annual report filed with the IRS, (iii) each related trust agreement (including all material amendments to each such trust agreement), (iv) the most recent determination of the IRS with respect to the qualified status of such Bell Atlantic Benefit Plan, and (v) the most recent actuarial report or valuation.

          (g) Except as set forth on Schedule 5.11 hereto, (i) the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (A) payment (whether of severance pay or otherwise) becoming due from Bell Atlantic or any of its Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (B) benefit under any Bell Atlantic Benefit Plan being established or becoming accelerated, vested or payable and (ii) neither Bell Atlantic nor any of its Subsidiaries is a party to (A) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any current or former officer, director or employee (whether or not characterized as a plan for purposes of ERISA), (B) any consulting contract with any person who prior to entering into such contract was a director or officer of Bell Atlantic or any of its Subsidiaries, or (C) any plan, agreement, arrangement or understanding similar to any of the items described in clause (ii)(A) or (B) of this sentence.

          (h) The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in the disqualification of any of the Bell Atlantic Benefit Plans intended to be qualified under, result in a prohibited transaction or breach of fiduciary duty under, or otherwise violate, ERISA or the Code.

          (i) Neither Bell Atlantic nor any of its Subsidiaries nor any of their directors, officers, employees or agents, nor any "party in interest" or "disqualified person", as such terms are defined in Section 3 of ERISA and
Section 4975 of the Code has, with respect to any Bell Atlantic Benefit Plan, engaged in or been a party to any "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which is not otherwise exempt, which could result in the imposition of either a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code or which could constitute a breach of fiduciary duty, in each case applicable to Bell Atlantic or any Bell Atlantic Benefit Plan and which would result in a Material Adverse Effect on Bell Atlantic.

          (j) No Bell Atlantic Benefit Plan subject to Section 412 of the Code has incurred any now existing "accumulated funding deficiency" (as defined in ERISA), whether or not waived. Neither Bell Atlantic nor any of its Subsidiaries has incurred, and none of such entities reasonably expects to incur, any material liability to the PBGC with respect to any Bell Atlantic Benefit Plan. Neither Bell Atlantic nor any of its Subsidiaries is a party to, and neither has incurred or reasonably expects to incur, any withdrawal liability with respect to, any "multiemployer plan" (as defined in Section 3(37) of ERISA) for which there is any outstanding liability.

          SECTION 5.12 - Labor Matters.  Except as disclosed on Schedule 5.12
                         -------------
hereto, neither Bell Atlantic nor any of its Subsidiaries is party to any collective bargaining agreement or other labor agreement with any union or labor organization and no union or labor organization has been recognized by Bell Atlantic or any of its Subsidiaries as an exclusive bargaining representative for employees of Bell Atlantic or any of its Subsidiaries. Except as disclosed on Schedule 5.12 hereto, to Bell Atlantic's knowledge, there is no current union representation question involving employees of Bell Atlantic or any of its Subsidiaries, nor does Bell Atlantic have knowledge of any significant activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Neither Bell Atlantic nor any of its Subsidiaries has made any commitment not in collective bargaining agreements listed on Schedule 5.12 hereto that would require the application of the terms of any collective bargaining agreements entered into by Bell Atlantic or any of its Subsidiaries to NYNEX, Seaboard, or any Subsidiary or joint venture of either NYNEX or Seaboard. Except as disclosed on Schedule 5.12 hereto, (i) there is no material active arbitration under any collective bargaining agreement involving Bell Atlantic or any of its Subsidiaries, (ii) there is no material unfair labor practice, grievance, employment discrimination or other labor or employment related charge, complaint or claim against Bell Atlantic or any of its Subsidiaries pending before any court, arbitrator, mediator or governmental agency or tribunal, or, to Bell Atlantic's knowledge, threatened,
(iii) there is no material strike, picketing or work stoppage by, or any lockout of, employees of Bell Atlantic or any of its Subsidiaries pending or, to Bell Atlantic's knowledge, threatened, against or involving Bell Atlantic or any of its Subsidiaries, (iv) there is no significant active arbitration under any collective bargaining agreement involving Bell Atlantic or any of its Subsidiaries regarding the employer's right to move work from one location or entity to another, or to consolidate work locations, or involving other similar restrictions on business operations, and (v) there is no material proceeding, claim, suit, action or governmental investigation pending or, to Bell Atlantic's knowledge, threatened, in respect of which any director, officer, employee or agent of Bell Atlantic or any of its Subsidiaries is or may be entitled to claim indemnification from Bell Atlantic or such Bell Atlantic Subsidiary pursuant to their respective charters or bylaws or as provided in the indemnification agreements, if any, listed on Schedule
5.12 hereto. For purposes of this Section 5.12, "material" refers to any liability which could reasonably be expected to exceed $1 million.

          SECTION 5.13 - Environmental Matters.  Except as set forth on Schedule
                         ---------------------
5.13 hereto or in the Bell Atlantic SEC Reports filed prior to the date hereof:

          (a) To Bell Atlantic's knowledge, Bell Atlantic and each of the Bell Atlantic Subsidiaries is in compliance with all applicable Environmental Laws and neither Bell Atlantic nor any of its Subsidiaries has received any written or oral communication from any person or governmental authority that alleges that Bell Atlantic or any of its Subsidiaries is not in compliance with applicable Environmental Laws where such non-compliance could reasonably be expected to result in a Material Adverse Effect on Bell Atlantic.

          (b) To Bell Atlantic's knowledge, Bell Atlantic and each of its Subsidiaries has obtained or has applied for all material Environmental Permits necessary for the construction of their facilities or the conduct of their operations, and all such material Environmental Permits are effective or, where applicable, a renewal application has been timely filed and is pending agency approval, and Bell Atlantic and its Subsidiaries are in material compliance with all terms and conditions of such Environmental Permits. To Bell Atlantic's knowledge, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that may interfere with, or prevent, future continued material compliance on the part of Bell Atlantic or any of its Subsidiaries with such Environmental Permits. Neither Bell Atlantic nor any of its Subsidiaries has knowledge of matters or conditions that would preclude reissuance or transfer of any such Environmental Permit, including amendment of such instrument, to Seaboard or one of its Subsidiaries, where such action is necessary to maintain compliance with Environmental Laws in all material respects.

          (c) To Bell Atlantic's knowledge, there is no currently existing requirement to be imposed in the future by any Environmental Law or Environmental Permit which could reasonably be expected to result in the incurrence of a material cost by NYNEX or any of its Subsidiaries.

          (d) To Bell Atlantic's knowledge, there is no material Environmental Claim pending or threatened (i) against Bell Atlantic or any of its Subsidiaries, (ii) against any person whose liability for any Environmental Claim Bell Atlantic or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, or (iii) against any real or personal property or operations which Bell Atlantic or any of its Subsidiaries owns, leases or manages, in whole or in part.

          (e) To Bell Atlantic's knowledge, there have been no Releases of any Hazardous Material that would be reasonably likely to form the basis of any material Environmental Claim against Bell Atlantic or any of its Subsidiaries, or against any person whose liability for any material Environmental Claim Bell Atlantic or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

          (f) To Bell Atlantic's knowledge, with respect to any predecessor of Bell Atlantic or any of its Subsidiaries, there is no material Environmental Claim pending or threatened, or any Release of Hazardous Materials that would be reasonably likely to form the basis of any material Environmental Claim against Bell Atlantic or any of its Subsidiaries.

          (g) To Bell Atlantic's knowledge, Bell Atlantic has disclosed to NYNEX and Seaboard all material facts which Bell Atlantic reasonably believes form the basis of a material current or future cost relating to any environmental matter affecting Bell Atlantic and its Subsidiaries which Bell Atlantic believes will or is reasonably likely to result in a Material Adverse Effect on Bell Atlantic.

          (h) To Bell Atlantic's knowledge, neither Bell Atlantic nor any of its Subsidiaries, nor any owner of premises leased or operated by Bell Atlantic or any of its Subsidiaries has filed any notice with respect to such premises under federal, state, local or foreign law indicating past or present treatment, storage or disposal of Hazardous Materials, as regulated under 40 C.F.R. Parts 264-267 or any state, local or foreign equivalent or is engaging or has engaged in business operations involving the generation, transportation, treatment, recycle or disposal of any waste (excluding low level radioactive tubes from central office equipment or typical smoke and fire alarm components) regulated under Environmental Laws pertaining to radioactive materials or the nuclear power industry, including, without limitation, requirements of Volume 10 of the Code of Federal Regulations.

          (i) To Bell Atlantic's knowledge, none of the properties owned, leased or operated by Bell Atlantic, its Subsidiaries or any predecessor thereof are now, or were in the past, listed on the NPL, CERCLIS or any other comparable state or local environmental database (excluding easements that transgress such Superfund Sites listed on the NPL or CERCLIS sites).

          (j) To Bell Atlantic's knowledge, the Mergers will not require any governmental approvals under the Environmental Laws, including those that are triggered by sales or transfers of businesses or real property.

          (k) Any matter which Bell Atlantic reasonably believes does not present a significant likelihood of requiring expenditures by, or causing the incurrence of liabilities by, Bell Atlantic and its Subsidiaries of more than $2 million or, in the case of repetitive facility upgrades, will not in the aggregate cause expenditures or liabilities of more than $12 million over a six-year period, are excluded from the coverage of any representations made hereunder.

          (l) No representation is made by Bell Atlantic in this Section 5.13 as to Environmental Claims for which neither Bell Atlantic nor any of its Subsidiaries is (or would be, if a claim were brought in a formal proceeding) a named defendant, but as to which Bell Atlantic or any of its Subsidiaries may be liable for an allocable share of any judgment rendered pursuant to the POR. No representation is made by Bell Atlantic in subsection (i) of this Section 5.13 as to properties owned, leased or operated by AT&T or any of its Subsidiaries except for such properties which are, or at any time since November 1, 1983 were, owned, leased or operated by Bell Atlantic or any of its Subsidiaries.

          SECTION 5.14 - Board Action; Vote Required; Redemption of Rights;
                         --------------------------------------------------
Applicability of Section 203.  (a)  The Board of Directors of Bell Atlantic has
- ----------------------------
unanimously determined that the transactions contemplated by this Agreement are in the best interests of Bell Atlantic and its stockholders and has resolved to recommend to such stockholders that they vote in favor thereof.

          (b) The approval of the Merger of B-Sub into Bell Atlantic by a majority of the votes entitled to be cast by all holders of Bell Atlantic Common Stock (the "Bell Atlantic Stockholders' Approval") is the only vote of the holders of any class or series of the capital stock of Bell Atlantic required to approve this Agreement, the Mergers and the other transactions contemplated hereby.

          (c) By resolution adopted January 23, 1996, the Board of Directors of Bell Atlantic ordered the redemption of the rights issued pursuant to the Shareholder Rights Plan adopted by the Board of Bell Atlantic on March 28, 1989 and the related Rights Agreement, at a redemption price of $.01 per right. Bell Atlantic has not adopted any other shareholder rights plan.

          (d) The provisions of Section 203 of the Delaware Law will not, assuming the accuracy of the representations contained in Section 4.20 hereof (without giving effect to the knowledge qualification therein), apply to this Agreement or any of the transactions contemplated hereby.

          SECTION 5.15 - Opinion of Financial Advisor.  Bell Atlantic has
                         ----------------------------
received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), dated April 20, 1996, that, as of the date of such opinion, the Bell Atlantic Exchange Ratio, taking into account the NYNEX Exchange Ratio, is fair from a financial point of view to the holders of Bell Atlantic Common Stock.

          SECTION 5.16 - Brokers.  Except for Merrill Lynch, the arrangements
                         -------
with which have been disclosed to NYNEX prior to the date hereof, who has been engaged by Bell Atlantic, no broker, finder or investment banker is entitled to any brokerage, finder's, investment banking or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Bell Atlantic or any of its Subsidiaries.

          SECTION 5.17 - Tax Matters.  Except as set forth on Schedule 5.17
                         -----------
hereto:

          (a) All material federal and foreign tax returns and tax reports required to be filed by Bell Atlantic or its Subsidiaries on or prior to the Effective Time or with respect to taxable periods ending on or prior to the Effective Time have been or will be filed with the appropriate governmental authorities on or prior to the Effective Time or by the due date thereof including extensions;

          (b) All material state and local tax returns and tax reports required to be filed by Bell Atlantic or its Subsidiaries on or prior to the Effective Time or with respect to taxable periods ending on or prior to the Effective Time which relate to income, profits, franchise, property, sales, use or other taxes, have been or will be filed with the appropriate governmental authorities on or prior to the Effective Time or by the due date thereof including extensions;

          (c)  The tax returns and tax reports referred to in subparts (a) and
(b) of this Section 5.17 correctly reflect (and as to returns not filed as of the date hereof, will correctly reflect) all material tax liabilities of Bell Atlantic and its Subsidiaries required to be shown thereon;

          (d) All material federal, state, local and foreign income, profits, franchise, property, sales, use and other taxes (including interest and penalties) shown as due on those tax returns and tax reports referred to in subparts (a) and (b) of this Section 5.17 which have been or will be filed by the Effective Time, as well as any material foreign withholding taxes imposed on or in respect of any amounts paid to or by Bell Atlantic or any of its Subsidiaries, whether or not such amounts or withholding taxes are referred to or shown on any tax returns or tax reports referred to in Section 5.17(a) or (b) hereof, have been or will be fully paid or adequately reflected as a liability on Bell Atlantic's or its Subsidiaries' books and records on or prior to the Closing Date;

          (e) With respect to any period for which tax returns and tax reports have not yet been filed, or for which taxes are not yet due or owing, Bell Atlantic and its Subsidiaries have made due and sufficient accruals for such taxes in their respective books and records and financial statements;

          (f) The representations and warranties contained in the Bell Atlantic Officer's Certificate and the Seaboard Officer's Certificate attached hereto as Schedules 5.17(f)(i) and 5.17(f)(ii), respectively, are true and correct; and

          (g) Neither Bell Atlantic nor any of its affiliates has taken or agreed to take any action that would (a) prevent or impede the formation of Seaboard and the Mergers from qualifying as one or more tax-free transactions under the Code, or (b) make untrue any representation or warranty contained in any of the Officers' Certificates referred to in Section 5.17(f) hereof.

          SECTION 5.18 - Intellectual Property.  To Bell Atlantic's knowledge,
                         ---------------------
neither Bell Atlantic nor any of its Subsidiaries utilizes or has utilized any patent, trademark, tradename, service mark, copyright, software, trade secret or know-how, except for those which are owned, possessed or lawfully used by Bell Atlantic or its Subsidiaries in their operations, and, to the knowledge of Bell Atlantic, neither Bell Atlantic nor any of its Subsidiaries infringes upon or unlawfully or wrongfully uses any patent, trademark, tradename, service mark, copyright or trade secret owned or validly claimed by another.

          SECTION 5.19 - Insurance.  Except as set forth on Schedule 5.19
                         ---------
hereto, each of Bell Atlantic and each of its Significant Subsidiaries is, and has been continuously since January 1, 1985 (or such later date as such Significant Subsidiary was organized or acquired by Bell Atlantic), insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by Bell Atlantic and its Subsidiaries during such time period. Except as set forth on such Schedule 5.19, since January 1, 1993, neither Bell Atlantic nor any of its Subsidiaries has received notice of cancellation or termination with respect to any material insurance policy of Bell Atlantic or its Subsidiaries. The insurance policies of Bell Atlantic and its Subsidiaries are valid and enforceable policies.

          SECTION 5.20 - Ownership of Securities.  As of the date hereof,
                         -----------------------
neither Bell Atlantic nor, to Bell Atlantic's knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (a)(i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of NYNEX, which in the aggregate represent 10% or more of the outstanding shares of NYNEX Common Stock (other than shares held by Bell Atlantic Benefit Plans), nor (b) is an "interested stockholder" of NYNEX within the meaning of Section 203 of the Delaware Law. Except as set forth on Schedule 5.20 hereto, Bell Atlantic owns no shares of NYNEX Common Stock described in the parenthetical clause of Section 2.2(a) hereof which would be canceled and retired without consideration pursuant to Section 2.3(a) hereof.

          SECTION 5.21 - Certain Contracts.  (a)  All contracts described in
                         -----------------
Item 601(b)(10) of Regulation S-K to which Bell Atlantic or its Subsidiaries is a party or may be bound ("Bell Atlantic Contracts") have been filed as exhibits to, or incorporated by reference in, Bell Atlantic's Annual Report on Form 10-K for the year ended December 31, 1995. All Bell Atlantic Contracts are valid and in full force and effect on the date hereof except to the extent they have previously expired in accordance with their terms, and neither Bell Atlantic nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Bell Atlantic Contract, except for defaults which, individually and in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Bell Atlantic. True and complete copies of all Bell Atlantic Contracts have been delivered to NYNEX or made available for inspection.

          (b) Set forth on Schedule 5.21 hereto is a list of each contract, agreement or arrangement to which Bell Atlantic or any of its Subsidiaries is a party or may be bound and (i) under the terms of which any of the rights or obligations of a party thereto will be modified or altered as a result of the transactions contemplated hereby in a manner which, individually or in the aggregate with all such other contracts, agreements or arrangements would reasonably be expected to result in a Material Adverse Effect on Bell Atlantic;
(ii) is
an arrangement limiting or restraining Seaboard, Bell Atlantic, any Bell Atlantic Subsidiary or any successor thereto from engaging or competing in any business which has, or could reasonably be expected to have in the foreseeable future, a Material Adverse Effect on Bell Atlantic; or (iii) to Bell Atlantic's knowledge, is an arrangement limiting or restraining Seaboard, Bell Atlantic or any of its Subsidiaries or affiliates or any successor thereto from engaging or competing in any business.

          SECTION 5.22 - Certain Regulatory Matters.  (a)  Except as disclosed
                         --------------------------
on Schedule 5.22 hereto and except for billing disputes with customers arising in the ordinary course of business that in the aggregate involve immaterial amounts, there are no proceedings or investigations pending or, to Bell Atlantic's knowledge, threatened, before any domestic or foreign court, administrative, governmental or regulatory body in which any of the following matters are being considered, nor has Bell Atlantic or any of its Subsidiaries received written notice or inquiry from any such body, government official, consumer advocacy or similar organization or any private party, indicating that any of such matters should be considered or may become the object of consideration or investigation: (i) reduction of rates charged to customers;
(ii) reduction of earnings; (iii) refunds of amounts previously charged to customers; or (iv) failure to meet any expense, infrastructure, service quality or other commitments previously made to or imposed by any administrative, governmental or regulatory body.

          (b) Except as disclosed on Schedule 5.22 hereto, neither Bell Atlantic nor any of its Subsidiaries has any outstanding commitments (and no such obligations have been imposed upon Bell Atlantic and remain outstanding) regarding (i) reduction of rates charged to customers; (ii) reduction of earnings; (iii) refunds of amounts previously charged to customers or (iv) expenses, infrastructure expenditures, service quality or other regulatory requirements to or by any domestic or foreign court, administrative, governmental or regulatory body, government official, consumer advocacy or similar organization.


                      ARTICLE VI - CONDUCT OF INDEPENDENT
                        BUSINESSES PENDING THE MERGERS

          SECTION 6.1 - Transition Planning.  Raymond W. Smith and Ivan G.
                        -------------------
Seidenberg, as Chairmen of Bell Atlantic and NYNEX, respectively, jointly shall be responsible for coordinating all aspects of transition planning and implementation relating to the Mergers contemplated hereby. If either such person ceases to be Chairman of his respective company for any reason, such person's successor as Chairman shall assume his predecessor's responsibilities under this Section 6.1. During the period between the date of this Agreement and the Effective Time, Messrs. Smith and Seidenberg jointly shall (i) examine various alternatives regarding the manner in which to best organize and manage the businesses of Seaboard and the Surviving Corporations after the Effective Time, and (ii) coordinate policies and strategies with respect to regulatory authorities and bodies, in all cases subject to applicable law. As soon as practicable after the date hereof, each of NYNEX and Bell Atlantic shall take all necessary action to (a) cause Raymond W. Smith to be appointed as the Chairman and Chief Executive Officer of Seaboard and Ivan G. Seidenberg to be appointed as the Vice Chairman, President and Chief Operating Officer of Seaboard (such officers of Seaboard being referred to herein collectively as the "Office of the Chairman") and (b) cause the board of directors of Seaboard to consist of an equal number of directors designated by each of NYNEX and Bell Atlantic during the period between the date of this Agreement and the Effective Time (the "Interim Board"). The Interim Board will elect, and the Office of the Chairman will appoint, such officers and transitional employees as each in its discretion deems appropriate, in each case with a view toward maintaining equality of representation of NYNEX and Bell Atlantic in the management of Seaboard. During such period, such officers and employees of Seaboard will continue to be employees of, and remain on the payrolls of, NYNEX or Bell Atlantic, as the case may be. The members of the Office of the Chairman will have joint decision-making authority regarding Seaboard during such period.

          SECTION 6.2 - Conduct of Business in the Ordinary Course.  Each of
                        ------------------------------------------
NYNEX and Bell Atlantic covenants and agrees that, subject to the provisions of
Section 7.16 hereof, between the date of this Agreement and the Effective Time, unless the other shall otherwise consent in writing, and except as described on
Schedule 6.2 hereto or as otherwise expressly contemplated hereby, the business of such Party and its Subsidiaries shall be conducted only in, and such entities shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and each of NYNEX and Bell Atlantic and their respective Subsidiaries will use their commercially reasonable efforts to preserve substantially intact their business organizations, to keep available the services of those of their present officers, employees and consultants who are integral to the operation of their businesses as presently conducted and to preserve their present relationships with significant customers and suppliers and with other persons with whom they have significant business relations. By way of amplification and not limitation, except as set forth on Schedule 6.2 hereto or as otherwise expressly contemplated by this Agreement, each of NYNEX and Bell Atlantic agrees on behalf of itself and its Subsidiaries that they will not, between the date of this Agreement and the Effective Time, directly or indirectly, do any of the following without the prior written consent of the other:

          (a) (i) except for (A) the issuance of Shares in amounts not exceeding the amounts set forth in Schedule 6.2 in order to satisfy obligations under employee benefit plans disclosed in Schedule 4.3 or 5.3 and Equity Rights issued thereunder and under existing dividend reinvestment plans; (B) grants of stock options with respect to NYNEX Common Stock or Bell Atlantic Common Stock to employees in the ordinary course of business and in amounts and in a manner consistent with past practice, which shall not exceed the respective amounts of options for NYNEX or Bell Atlantic, as the case may be, set forth on Schedule
6.2 hereto; and (C) the issuance of securities by a Subsidiary to any person which is directly or indirectly wholly owned by NYNEX or Bell Atlantic (as the case may be): issue, sell, pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock of, or any other ownership interest in, such Party or any of its Subsidiaries;
(ii) amend or propose to amend the Certificate of Incorporation or Bylaws of such Party or any of its Subsidiaries or adopt, amend or propose to amend any shareholder rights plan or related rights agreement; (iii) split, combine or reclassify any outstanding Shares, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to the Shares, except for cash dividends to stockholders of NYNEX and Bell Atlantic declared in the ordinary course of business and consistent with past practice payable to stockholders of record on the record dates consistently used in prior periods, which dividends shall not exceed the per share amounts for NYNEX or Bell Atlantic, as the case may be, set forth on Schedule 6.2 hereto, and the redemption of rights contemplated by Section 5.14(c) hereof, as long as such payments do not impair, and could not reasonably be expected to impair, the ability to meet the condition set forth in Section 8.1(h) hereof; (iv) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of its capital stock, except that each of NYNEX and Bell Atlantic shall be permitted to acquire shares of NYNEX Common Stock or Bell Atlantic Common Stock, as the case may be, from time to time in open market transactions, consistent with past practice and in compliance with applicable law and the provisions of any applicable employee benefit plan, program or arrangement, for issuance upon the exercise of options and other rights granted, and the lapsing of restrictions, under such Party's respective employee benefit plans, programs and arrangements and dividend reinvestment plans; or (v) authorize or propose or enter into any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 6.2(a);

          (b) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any investment in another entity other than an entity which is a wholly owned Subsidiary of such Party as of the date hereof, except for investments which do not exceed $100,000,000 for any single investment or series of related investments, or $300,000,000 in the aggregate for all such investments in any 12-month period; (ii) except in the ordinary course of business and in a manner consistent with past practice, sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any assets of such Party or any of its Subsidiaries, except for transactions which do not exceed $100,000,000 individually or $200,000,000 in the aggregate in any 12-month period; (iii) authorize or make capital expenditures which are in excess of the amounts shown in Schedule 6.2 hereto; (iv) enter into any agreement, contract or commitment which involves an amount in excess of $50,000,000 individually or as part of a series of related transactions, except for (A) agreements, contracts and commitments of a type referred to in another clause of this subsection (b) and not prohibited thereby because of the amount of such contract and (B) agreements, contracts and commitments entered into (I) in the ordinary course of business of operating the wireline, directory publishing or cellular business of NYNEX or Bell Atlantic, as the case may be, or (II) in accordance with the then current business plan for any of the other existing businesses of NYNEX or Bell Atlantic, as the case may be; or (v) authorize, enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 6.2(b);

          (c) incur indebtedness or increase minority interest (from that shown on its balance sheet as at December 31, 1995) except as permitted by Schedule
6.2 hereto, and provided further that neither shall incur indebtedness, increase minority interest, or take any other action if, following the taking of such action, (i) it is reasonably anticipated that such Party's or any of its Subsidiaries' outstanding senior indebtedness would be rated BBB or lower by Standard & Poor's, or (ii) the amount of such Party's floating rate debt on a consolidated basis would exceed 35% of total indebtedness for money borrowed on the last day of the calendar quarter in which the action would be taken, or on the Closing Date (where floating rate debt means indebtedness for money borrowed as to which the interest rate is adjusted more often than annually);

          (d) enter into (i) leveraged derivative contracts (defined as contracts that use a factor to multiply the underlying index exposure), or (ii) other derivative contracts except for the purpose of hedging known interest rate and foreign exchange exposures or otherwise reducing such Party's cost of financing;

          (e) take any action with respect to the grant of any severance or termination pay, or stay, bonus, or other incentive arrangements (otherwise than pursuant to Benefit Plans and policies of such Party in effect on the date hereof) or with respect to any increase in benefits payable under its severance or termination pay policies, or stay, bonus or other incentive arrangements in effect on the date hereof.

          (f) make any payments (except in the ordinary course of business and in amounts and in a manner consistent with past practice or as otherwise required by Legal Requirements or the provisions of any NYNEX Benefit Plan or Bell Atlantic Benefit Plan, as the case may be) under any NYNEX Benefit Plan or any Bell Atlantic Benefit Plan, as the case may be, to any director or employee of, or independent contractor or consultant to, such Party or any of its Subsidiaries, adopt or otherwise materially amend (except for amendments required or made advisable by Legal Requirements) any NYNEX Benefit Plan or Bell Atlantic Benefit Plan, as the case may be, or enter into or amend any employment or consulting agreement of the type which would be required to be disclosed hereunder pursuant to Section 4.11 hereof with respect to NYNEX or Section 5.11 hereof with respect to Bell Atlantic, or grant or establish any new awards under any such existing NYNEX Benefit Plan or Bell Atlantic Benefit Plan or agreement (except in the ordinary course of business and in amounts and in a manner consistent with past practice);

          (g) change in any material respect its accounting policies, methods or procedures except as required by GAAP;

          (h) do any act or omit to do any act which would cause a breach of any contract, commitment or obligation if the result would, individually or in the aggregate, have a Material Adverse Effect;

          (i) take any action which could reasonably be expected to adversely affect or delay the ability of any of the Parties to obtain any approval of any governmental or regulatory body required to consummate the transactions contemplated hereby;

          (j) take any action that would (i) prevent or impede the formation of Seaboard and the Mergers from qualifying as one or more tax-free transactions under the Code; (ii) make untrue any representation or warranty contained, in the case of NYNEX and its Subsidiaries, in the Officers' Certificates set forth on Schedules 4.17(f)(i) and (f)(ii) and, in the case of Bell Atlantic and its Subsidiaries, in the Officers' Certificates set forth on Schedules 5.17(f)(i) and (f)(ii); or (iii) prevent or impede the Mergers from qualifying as a pooling of interests for accounting purposes;

          (k) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to increases in employee compensation;

          (l) other than pursuant to this Agreement, take any action to cause the Shares to cease to be quoted on any of the stock exchanges on which such Shares are now quoted;

          (m) (i) issue SARs, new performance shares, restricted stock, or similar equity based rights; (ii) materially modify (with materiality to be determined with respect to the Benefit Plan in question) any actuarial cost method, assumption or practice used in determining benefit obligations, annual expense and funding for any Benefit Plan, except to the extent required by GAAP;
(iii) materially modify (with materiality to be determined with respect to the Benefit Plan trust in question) the investment philosophy of the Benefit Plan trusts or maintain an asset allocation which is not consistent with such philosophy, subject to any ERISA fiduciary obligation; (iv) subject to any ERISA fiduciary obligation, enter into any outsourcing agreement, or any other material contract relating to the Benefit Plans or management of the Benefit Plan trusts; provided that Bell Atlantic and NYNEX may enter into any such contracts that may be terminated within two years; (v) offer any new or extend any existing retirement incentive, "window" or similar benefit program; (vi) grant any ad hoc pension increase; (vii) establish any new or fund any existing "rabbi" or similar trust (except in accordance with the current terms of such trust), or enter into any other arrangement for the purpose of securing non-qualified benefits or deferred compensation; (viii) adopt or implement any corporate owned life insurance; or (ix) adopt, implement or maintain any "split dollar" life insurance program; or

          (n) take any action which would cause its representations and warranties contained herein to become inaccurate in any material respect.

NYNEX and Bell Atlantic agree that any written approval obtained under this
Section 6.2 may be relied upon by the other Party if signed by the Chief Executive Officer or any other executive officer of the Party providing such written approval.

          SECTION 6.3 - No Solicitation.  From and after the date hereof, NYNEX
                        ---------------
and Bell Atlantic, without the prior written consent of the other, will not, and will not authorize or permit any of their respective Party Representatives (as defined in Section 7.5 hereof) to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined below) from any person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal; provided, however, that notwithstanding any other provision hereof, the respective Party may (i) at any time prior to the time the respective Party's stockholders shall have voted to approve this Agreement, engage in discussions or negotiations with a third party who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with the Party or its Party Representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning the Party and its business, properties and assets if, and only to the extent that, (A)(x) the third party has first made an Acquisition Proposal that is financially superior to the transactions contemplated by this Agreement and has demonstrated that the funds necessary for the Acquisition Proposal are reasonably likely to be available (as determined in good faith in each case by the Party's Board of Directors after consultation with its financial advisors) and (y) the Party's Board of Directors shall conclude in good faith, after considering applicable provisions of state law, on the basis of oral or written advice of outside counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law and (B) prior to furnishing such information to or entering into discussions or negotiations with such person, such Party (x) provides prompt notice to the other Party to the effect that it is furnishing information to or entering into discussions or negotiations with such person or entity and (y) receives from such person or entity an executed confidentiality agreement in reasonably customary form on terms not in the aggregate materially more favorable to such person or entity than the terms contained in the Confidentiality Agreement (as defined in Section 7.5 hereof),
(ii) comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer, and/or (iii) provided such Party terminates this Agreement pursuant to Section 9.1(h) hereof, accept an Acquisition Proposal from a third party. Each Party shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any persons conducted heretofore by the Party or its Representatives with respect to the foregoing. Each of NYNEX and Bell Atlantic agrees not to release any third party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another person who has made, or who may reasonably be considered likely to make, an Acquisition Proposal, unless its Board of Directors shall conclude in good faith, after considering applicable provisions of state law, on the basis of oral or written advice of outside counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties.
Each of NYNEX and Bell Atlantic shall notify the other Party orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it), within 24 hours of the receipt thereof, shall keep the other Party informed of the status and details of any such inquiry, offer or proposal, and shall give the other Party five days' advance notice of any agreement to be entered into with, or any information to be supplied to, any person making such inquiry, offer or proposal. As used herein, "Acquisition Proposal" shall mean a proposal or offer (other than by another Party) for a tender or exchange offer, merger, consolidation or other business combination involving NYNEX, Bell Atlantic or any Significant Subsidiary of, or telephone company owned by, such Party or any proposal to acquire in any manner a substantial equity interest in, or all or substantially all of the assets of, such Party or any Significant Subsidiary of, or telephone company owned by, such Party; provided, however, that any proposal or offer involving the acquisition by NYNEX or Bell Atlantic of an equity interest in or assets of any Person, whether by tender or exchange offer, merger, consolidation or otherwise, which does not involve, directly or indirectly the issuance of more than 15% of the then outstanding common stock of NYNEX or Bell Atlantic, as the case may be, shall not constitute an Acquisition Proposal, provided that any such transaction in any event shall be subject to Section 6.2.

          SECTION 6.4 - Subsequent Financial Statements.  Prior to the Effective
                        -------------------------------
Time, each of NYNEX and Bell Atlantic (a) will consult with the other prior to making publicly available its financial results for any period and (b) will consult with the other prior to the filing of, and will timely file with the SEC, each Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K required to be filed by such Party under the Exchange Act and the rules and regulations promulgated thereunder and will promptly deliver to the other copies of each such report filed with the SEC. As of their respective dates, none of such reports shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The respective audited financial statements and unaudited interim financial statements of each of NYNEX and Bell Atlantic, as the case may be, included in such reports will fairly present the financial position of such Party and its Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended in accordance with GAAP applied on a consistent basis and, subject, in the case of unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein.

          SECTION 6.5 - Control of Operations.  Nothing contained in this
                        ---------------------
Agreement shall give Bell Atlantic, directly or indirectly, the right to control or direct NYNEX's operations prior to the Effective Time. Nothing contained in this Agreement shall give NYNEX, directly or indirectly, the right to control or direct Bell Atlantic's operations prior to the Effective Time. Prior to the Effective Time, each of Bell Atlantic and NYNEX shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.


                      ARTICLE VII - ADDITIONAL AGREEMENTS

          SECTION 7.1 - Joint Proxy Statement and the Registration Statement.
                        ----------------------------------------------------
(a) As promptly as practicable after the execution and delivery of this Agreement, the Parties shall prepare and file with the SEC, and shall use all reasonable efforts to have cleared by the SEC, and promptly thereafter shall mail to the holders of record of shares of Bell Atlantic

Common Stock and NYNEX Common Stock, the Joint Proxy Statement, provided, however, that NYNEX and Bell Atlantic shall not mail or otherwise furnish the Joint Proxy Statement to their respective stockholders unless and until:

               (i) they have received notice from the SEC that the Registration Statement is effective under the 1933 Act;

               (ii) NYNEX shall have received a letter from Coopers & Lybrand L.L.P., dated the effective date of the Registration Statement, to the effect set forth in Section 8.1(h) hereof and a letter from each of Bear Stearns and Morgan Stanley, dated within two business days of the date of the first mailing of the Joint Proxy Statement, to the effect set forth in Section 4.15 hereof;

               (iii) Bell Atlantic shall have received a letter from Coopers & Lybrand L.L.P., dated the effective date of the Registration Statement, to the effect set forth in Section 8.1(h) hereof and a letter from Merrill Lynch, dated within two business days of the date of the first mailing of the Joint Proxy Statement, to the effect set forth in Section 5.15 hereof;

               (iv) NYNEX shall have received a letter of Coopers & Lybrand L.L.P., dated a date within two business days prior to the date of the first mailing of the Joint Proxy Statement, and addressed to NYNEX, in form and substance reasonably satisfactory to NYNEX and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4 with respect to the financial statements of Bell Atlantic included in the Joint Proxy Statement and the Registration Statement; and

               (v) Bell Atlantic shall have received a letter of Coopers & Lybrand L.L.P., dated a date within two business days prior to the date of the first mailing of the Joint Proxy Statement, and addressed to Bell Atlantic, in form and substance reasonably satisfactory to Bell Atlantic and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4 with respect to the financial statements of NYNEX included in the Joint Proxy Statement and the Registration Statement.

          (b) The Parties will cooperate in the preparation of the Joint Proxy Statement and the Registration Statement and in having the Registration Statement declared effective as soon as practicable.

          SECTION 7.2 - NYNEX and Bell Atlantic Stockholders' Meetings and
                        --------------------------------------------------
Consummation of the Mergers.  (a)  At the earliest reasonably practicable time
- ---------------------------
following the execution and delivery of this Agreement, each of NYNEX and Bell Atlantic shall promptly take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene a Stockholders' Meeting. The stockholder vote or consent required for approval of each of the Mergers will be no greater than that contemplated by Sections 4.14(b) and 5.14(b) hereof. Each of NYNEX and Bell Atlantic shall use all commercially reasonable efforts to solicit from its respective stockholders proxies to be voted at its Stockholders Meeting in favor of this Agreement pursuant to the Joint Proxy Statement and, subject to the fiduciary duties of its Board of Directors, each of NYNEX and Bell Atlantic shall include in the Joint Proxy Statement the recommendation of its Board of Directors in favor of this Agreement and the Mergers. Each of the Parties shall take all other action necessary or, in the opinion of the other Parties, advisable to promptly and expeditiously secure any vote or consent of stockholders required by Delaware Law and such Party's Certificate of Incorporation and Bylaws to effect the Mergers.

          (b) Upon the terms and subject to the conditions hereof and as soon as practicable after the conditions set forth in Article VIII hereof have been fulfilled or waived, each of the Parties shall execute in the manner required by Delaware Law and deliver to and file with the Secretary of State of the State of Delaware such instruments and agreements as may be required by Delaware Law and the Parties shall take all such other and further actions as may be required by law to make the Mergers effective. Prior to the filings referred to in this
Section 7.2(b), a closing (the "Closing") will be held at the offices of Seaboard (or such other place as the Parties may agree) for the purpose of confirming all the foregoing. The Closing will take place upon the fulfillment or waiver of all of the conditions to closing set forth in Article VIII of this Agreement, or as soon thereafter as practicable (the date of the Closing being herein referred to as the "Closing Date").

          SECTION 7.3 - Additional Agreements.  (a)  Each of the Parties will
                        ---------------------
comply in all material respects with all applicable laws and with all applicable rules and regulations of any governmental authority in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby. Each of the Parties agrees to use all commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to use all commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of NYNEX and Bell Atlantic shall promptly prepare and file a Premerger Notification in accordance with the HSR Act, shall promptly comply with any requests for additional information, and shall use its commercially reasonable efforts to obtain termination of the waiting period thereunder as promptly as practicable.

          (b) The Parties agree that NYNEX shall pay on behalf of those persons who are NYNEX stockholders, and Bell Atlantic shall pay on behalf of those persons who are Bell Atlantic stockholders, in either case immediately prior to the Effective Time, any New York State and New York City real estate transfer taxes and New York State real property transfer gains tax payable in connection with the Mergers.

          SECTION 7.4 - Notification of Certain Matters.  Each of NYNEX and Bell
                        -------------------------------
Atlantic shall give prompt notice to the other of the following:

          (a) the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence would be likely to cause either (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or (ii) directly or indirectly, any Material Adverse Effect;

          (b) any material failure of such Party, or any officer, director, employee or agent of any thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; and

          (c) any facts relating to such Party which would make it necessary or advisable to amend the Joint Proxy Statement or the Registration Statement in order to make the statements therein not misleading or to comply with applicable law; provided, however, that the delivery of any notice pursuant to this Section
7.4 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

          SECTION 7.5 - Access to Information.  (a)  From the date hereof to the
                        ---------------------
Effective Time, each of NYNEX and Bell Atlantic shall, and shall cause its respective Subsidiaries, and its and their officers, directors, employees, auditors, counsel and agents to afford the officers, employees, auditors, counsel and agents of the other Party complete access at all reasonable times to such Party's and its Subsidiaries' officers, employees, auditors, counsel agents, properties, offices and other facilities and to all of their respective books and records, and shall furnish the other with all financial, operating and other data and information as such other Party may reasonably request.

          (b) Each of NYNEX and Bell Atlantic agrees that all information so received from the other Party shall be deemed received pursuant to the confidentiality agreement, dated September 15, 1995, heretofore executed and delivered by NYNEX and Bell Atlantic (the "Confidentiality Agreement") and such Party shall, and shall cause its Subsidiaries and each of its and their respective officers, directors, employees, financial advisors and agents ("Party Representatives"), to comply with the provisions of the Confidentiality Agreement with respect to such information and the provisions of the Confidentiality Agreement are hereby incorporated herein by reference with the same effect as if fully set forth herein.

          SECTION 7.6 - Public Announcements.  NYNEX and Bell Atlantic shall use
                        --------------------
all reasonable efforts to develop a joint communications plan and each Party shall use all reasonable efforts to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan or, to the extent inconsistent therewith, shall have received the prior written approval of the other.

          SECTION 7.7 - Cooperation.  (a)  Upon the terms and subject to the
                        -----------
conditions hereof, each of the Parties agrees to use its commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and shall use its commercially reasonable efforts to obtain all necessary waivers, consents and approvals, and to effect all necessary filings under the 1933 Act, the Exchange Act and the HSR Act. The Parties shall cooperate in responding to inquiries from, and making presentations to, regulatory authorities.

          (b) Each of NYNEX and Bell Atlantic agree to use its commercially reasonable efforts to comply promptly with all requirements of the New Jersey and Connecticut Property Transfer Statutes, to the extent applicable to the transactions contemplated hereby, and to take all actions necessary to cause the transactions contemplated hereby to be effected in compliance with the New Jersey and Connecticut Property Transfer Statutes. NYNEX and Bell Atlantic agree that they will consult with each other to determine what, if any, actions must be taken prior to or after the Effective Time to ensure compliance with such statutes. Each of NYNEX and Bell Atlantic agrees to provide the other with any documents to be submitted to the relevant state agencies prior to submission and agrees not to take any action to comply with the New Jersey and Connecticut Property Transfer Statutes without the other's prior consent, which consent shall not be unreasonably withheld. Each Party shall bear its respective costs and expenses incurred in connection with compliance with the New Jersey and Connecticut Property Transfer Statutes. For purposes of this section, the New Jersey and Connecticut Property Transfer Statutes means the New Jersey Industrial Site Recovery Act, 1993 N.J. Laws 139, and the Connecticut Transfer Act, Conn. Gen. Stat. Ann. (S) 22a-134(b).

          SECTION 7.8 - Indemnification, Directors' and Officers' Insurance.
                        ---------------------------------------------------
For a period of six years after the Effective Time, Seaboard shall cause NYNEX and Bell Atlantic to (a) maintain in effect the current provisions regarding indemnification of officers and directors contained in the charter and bylaws of NYNEX, Bell Atlantic and their respective Subsidiaries and any directors, officers or employees indemnification agreements of NYNEX, Bell Atlantic and their respective Subsidiaries, (b) maintain in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Bell Atlantic and NYNEX (provided that Seaboard may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured in any material respect) with respect to claims arising from facts or events which occurred on or before the Effective Time, and (c) to indemnify the directors and officers of NYNEX and Bell Atlantic to the fullest extent to which NYNEX and Bell Atlantic are permitted to indemnify such officers and directors under their respective charters and bylaws and applicable law. Seaboard hereby unconditionally and irrevocably guarantees for the benefit of such directors, officers and employees the obligations of NYNEX and Bell Atlantic under the foregoing indemnification arrangements.

          SECTION 7.9 - Employee Benefit Plans.  (a)  Except as otherwise
                        ----------------------
provided herein or set forth on Schedule 6.2, NYNEX and Bell Atlantic agree that, unless otherwise mutually determined, the NYNEX Benefit Plans and the Bell Atlantic Benefit Plans in effect at the date of this Agreement shall remain in effect after the Effective Time with respect to classes of employees covered by such plans immediately prior to the Effective Time.

          (b) Except as otherwise set forth on Schedule 6.2, in the case of the NYNEX Benefit Plans and the Bell Atlantic Benefit Plans under which the employees' interests are based upon NYNEX Common Stock and Bell Atlantic Common Stock, respectively, or the respective market prices thereof (but which interests do not constitute stock options), NYNEX and Bell Atlantic agree that such interests shall, from and after the Effective Time, be based on Seaboard Common Stock in accordance with the Exchange Ratios.

          (c) With respect to all NYNEX Benefit Plans or Bell Atlantic Benefit Plans which involve stock options which have entitlement or vesting terms that are based upon the market price or value per share of NYNEX Common Stock or Bell Atlantic Common Stock, respectively, NYNEX and Bell Atlantic agree that from and after the Effective Time, such market price or value per share entitlement or vesting terms shall be adjusted by multiplying it by the inverse of the NYNEX Exchange Ratio or the Bell Atlantic Exchange Ratio.

          (d) With respect to any NYNEX Benefit Plans or Bell Atlantic Benefit Plans maintained or contributed to outside the United States for the benefit of non-United States citizens or residents, the principles set forth in this Section 7.9 and on
Schedule 6.2 shall apply to the extent the application of such principles does not violate applicable foreign law.

          (e) Without limiting the applicability of Sections 2.8 and 2.9 hereof, each of the Parties shall take all actions as are necessary to ensure that NYNEX and Bell Atlantic will not be at the Effective Time, bound by any options, SARs, warrants or other rights or agreements which would entitle any person, other than Seaboard, to own any capital stock of the Surviving Corporations or to receive any payment in respect thereof, and all NYNEX Benefit Plans and Bell Atlantic Benefit Plans conferring any rights with respect to Shares or other capital stock of NYNEX or Bell Atlantic, as the case may be, shall be deemed hereby to be amended to be in conformity with this Section 7.9.

          SECTION 7.10 - Employment Arrangements.  (a)  At the Effective Time,
                         -----------------------
pursuant to the terms of the employment contracts referred to in Section 7.10(b) hereof and subject to Section 5.11 of the Bylaws of Seaboard (i) Raymond W. Smith shall hold the position of Chairman and Chief Executive Officer of Seaboard, and (ii) Ivan G. Seidenberg shall hold the position of Vice Chairman, President and Chief Operating Officer of Seaboard. Pursuant to the terms of the employment contracts referred to in Section 7.10(b) hereof and subject to
Section 5.11 of the Bylaws of Seaboard, Ivan G. Seidenberg shall succeed Raymond
W. Smith in the positions of Chief Executive Officer and Chairman. If either of such persons is unable or unwilling to hold such offices as set forth above, his successor shall be selected by the Board of Directors of Seaboard in accordance with its Bylaws. The authority, duties and responsibilities of the Chairman, the Vice Chairman, the Chief Executive Officer, the President and the Chief Operating Officer shall be set forth in the employment contracts entered into pursuant to Section 7.10(b) hereof, which employment contracts shall also set forth in their entirety the rights and remedies of Raymond W. Smith and Ivan G. Seidenberg with respect to employment by Seaboard. Neither Raymond W. Smith nor Ivan G. Seidenberg shall have any right, remedy or cause of action under this
Section 7.10, nor shall they be third party beneficiaries of this Section 7.10.

          (b) At the Closing, NYNEX and Bell Atlantic shall cause Seaboard to enter into employment agreements with Messrs. Raymond W. Smith and Ivan G. Seidenberg in substantially the forms annexed hereto as Appendix III-A and III-B, respectively.

          SECTION 7.11 - Stock Exchange Listing.  Each of the Parties shall use
                         ----------------------
its best efforts to obtain, prior to the Effective Time, the approval for listing on the NYSE, effective upon official notice of issuance, of the shares of Seaboard Common Stock into which the Shares will be converted pursuant to
Article II hereof and which will be issuable upon exercise of options pursuant to Section 2.8 hereof.

          SECTION 7.12 - Post-Merger Seaboard Board of Directors.  At the
                         ---------------------------------------
Effective Time, the total number of persons serving on the Board of Directors of Seaboard shall be twenty-two (unless otherwise agreed in writing by NYNEX and Bell Atlantic prior to the Effective Time), half of whom shall be NYNEX Directors and half of whom shall be Bell Atlantic Directors (as such terms are defined below). No more than six of the twenty-two initial Directors of Seaboard shall be employees of Seaboard, NYNEX or Bell Atlantic; half of the employee directors shall be NYNEX Directors and half shall be Bell Atlantic Directors (as such terms are defined below). The persons to serve initially on the Board of Directors of Seaboard at the Effective Time who are NYNEX Directors shall be selected solely by and at the absolute discretion of the Board of Directors of NYNEX prior to the Effective Time; and the persons to serve on the Board of Directors of Seaboard at the Effective Time who are Bell Atlantic Directors shall be selected solely by and at the absolute discretion of the Board of Directors of Bell Atlantic prior to the Effective Time. In the event that, prior to the Effective Time, any person so selected to serve on the Board of Directors of Seaboard is unable or unwilling to serve in such position, the Board of Directors which selected such person shall designate another of its members to serve in such person's stead in accordance with the provisions of the immediately preceding sentence. From and after the Effective Time and until Raymond W. Smith ceases to be the Chairman of Seaboard, the Board of Directors of Seaboard and each Committee of the Board of Directors of Seaboard as constituted following each election of Directors shall consist of an equal number of NYNEX Directors and Bell Atlantic Directors. If, at any time during the period referred to in the immediately preceding sentence, the number of NYNEX Directors and Bell Atlantic Directors serving, or that would be serving following the next stockholders' meeting at which Directors are to be elected, as Directors of Seaboard or as members of any Committee of the Board of Directors of Seaboard, would not be equal, then, subject to the fiduciary duties of the Directors of Seaboard, the Board of Directors and the Nominating Committee thereof shall nominate for election at the next stockholders' meeting at which Directors are to be elected, such person or persons as may be requested by the remaining NYNEX Directors (if the number of NYNEX Directors is, or would otherwise become, less than the number of Bell Atlantic Directors) or by the remaining Bell Atlantic Directors (if the number of Bell Atlantic Directors is, or would otherwise become, less than the number of NYNEX Directors) to ensure that there shall be an equal number of NYNEX Directors and Bell Atlantic Directors. The provisions of the preceding sentence shall not apply in respect of any stockholders' meeting which takes place after the date on which Raymond
W. Smith ceases to be Chairman of Seaboard, and prior to such date, vacancies in the Board of Directors of Seaboard shall be filled only by vote of the stockholders. The term "NYNEX Director" means (i) any person serving as a Director of NYNEX or of a NYNEX telephone company on the date hereof who becomes a Director of Seaboard at the Effective Time and (ii) any person who becomes a Director of Seaboard pursuant to the second preceding sentence and who is designated by the NYNEX Directors; and the term "Bell Atlantic Director" means (i) any person serving as a Director of Bell Atlantic on the date hereof who becomes a Director of Seaboard at the Effective Time and
(ii) any person who becomes a Director of Seaboard pursuant to the second preceding sentence and who is designated by the Bell Atlantic Directors.

          Each of NYNEX and Bell Atlantic shall take such action as shall reasonably be deemed by either thereof to be advisable to give effect to the provisions set forth in this section, including but not limited to incorporating such provisions in the Bylaws of Seaboard in effect at the Effective Time.

          SECTION 7.13 - No Shelf Registration.  Seaboard shall not be required
                         ---------------------
to amend or maintain the effectiveness of the Registration Statement for the purpose of permitting resale of the shares of Seaboard Common Stock received pursuant hereto by the persons who may be deemed to be "affiliates" of NYNEX or Bell Atlantic within the meaning of Rule 145 promulgated under the 1933 Act. The shares of Seaboard Common Stock issuable upon exercise of options pursuant to
Section 2.8 hereof shall be registered under the 1933 Act and such registration shall be effective at the time of issuance.

          SECTION 7.14 - Affiliates.  (a)  Each of NYNEX and Bell Atlantic (i)
                         ----------
has disclosed to the other on Schedule 7.14 hereof all persons who are, or may be, at the time this Agreement is executed its "affiliates" for purposes of Rule 145 under the Securities Act, and (ii) shall use all reasonable efforts to cause each person who is identified as an "affiliate" of it on Schedule 7.14 to deliver to the other as promptly as practicable but in no event later than the Closing Date, a signed agreement substantially in the form of Appendix II hereto. NYNEX and Bell Atlantic shall notify each other from time to time of any other persons who then are, or may be, such an "affiliate" and use all reasonable efforts to cause each additional person who is identified as an "affiliate" to execute a signed agreement as set forth in this Section 7.14(a).

          (b) If the transactions contemplated by this Agreement would otherwise qualify for pooling of interests accounting treatment, shares of NYNEX Common Stock and shares of Bell Atlantic Common Stock held by such "affiliates" of NYNEX or Bell Atlantic, as the case may be, shall not be transferable during the 30 day period prior to the Effective Time, and shares of Seaboard Common Stock issued to such "affiliates" of NYNEX and Bell Atlantic shall not be transferable until such time as financial results covering at least 30 days of combined operations of NYNEX and Bell Atlantic have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such "affiliate" has provided the signed agreement referred to in Section

7.14(a), except to the extent permitted by, and in accordance with, SEC Accounting Series Release 135 and SEC Staff Accounting Bulletins 65 and 76. Any Seaboard Common Stock held by any such "affiliate" shall not be transferable, regardless of whether such "affiliate" has provided the applicable signed agreement referred to in Section 7.14(a), if such transfer, either alone or in the aggregate with other transfers by "affiliates", would preclude the ability of the Parties to account for the transactions contemplated by this Agreement as a pooling of interests. Seaboard shall not register the transfer of any shares of Seaboard Common Stock unless such transfer is made in compliance with the foregoing.

          SECTION 7.15 - Blue Sky.  NYNEX and Bell Atlantic will use their best
                         --------
efforts to obtain prior to the Effective Time all necessary blue sky permits and approvals required to permit the distribution of the shares of Seaboard Common Stock to be issued in accordance with the provisions of this Agreement.

          SECTION 7.16 - Pooling of Interests.  Each of the Parties will use its
                         --------------------
efforts to cause the transactions contemplated by this Agreement to be accounted for as a pooling of interests in accordance with GAAP, and such accounting treatment to be accepted by Seaboard's independent certified public accountants, by the NYSE and by the SEC, respectively, and each of the Parties agrees that it will take no action that would cause such accounting treatment not to be obtained.

          SECTION 7.17 - Tax-Free Transactions.  Each of the Parties will use
                         ---------------------
its best efforts to cause the formation of Seaboard and the Mergers to qualify as one or more tax-free transactions under the Code.


                     ARTICLE VIII - CONDITIONS TO MERGERS

          SECTION 8.1 - Conditions to Obligations of Each Party to Effect the
                        -----------------------------------------------------
Mergers.  The respective obligations of each Party to effect the Mergers shall
- -------
be subject to the following conditions:

          (a)  Stockholder Approval.  The Mergers and this Agreement shall have
               --------------------
been approved and adopted by the requisite vote of the stockholders of each of NYNEX and Bell Atlantic in accordance with Delaware Law;

          (b)  Legality.  No federal, state or foreign statute, rule,
               --------
regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which is in effect and has the effect of (i) making the

Mergers illegal or otherwise prohibiting the consummation of the Mergers or (ii) creating a Material Adverse Effect on NYNEX, Bell Atlantic or Seaboard;

          (c)  HSR Act.  Any waiting period applicable to the consummation of
               -------
the Mergers under the HSR Act shall have expired or been terminated;

          (d)  Regulatory Matters.  All authorizations, consents, orders or
               ------------------
approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental body, agency or official (all of the foregoing, "Consents") which are necessary for the consummation of the transactions contemplated hereby, other than immaterial Consents the failure to obtain which would have no material adverse effect on the consummation of the transactions contemplated hereby and no Material Adverse Effect on Seaboard or either of the Surviving Corporations, shall have been filed, have occurred or have been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect, provided, however, that a Requisite Regulatory Approval shall not be deemed to have been obtained if in connection with the grant thereof there shall have been an imposition by any state or federal governmental body, agency or official of any condition, requirement, restriction or change of regulation, or any other action directly or indirectly related to such grant taken by such governmental body, which would reasonably be expected to either (i) have a Material Adverse Effect on any of (A) Seaboard, (B) NYNEX, (C) Bell Atlantic,
(D) New York Telephone, (E) New England Telephone, (F) Bell Atlantic - Pennsylvania, Bell Atlantic Delaware, Inc. or Bell Atlantic - New Jersey, Inc., considered in the aggregate ("Bell Atlantic North"), or (G) Bell Atlantic - Maryland, Inc., Bell Atlantic - Washington, D.C., Inc., Bell Atlantic - Virginia, Inc. or Bell Atlantic - West Virginia, Inc., considered in the aggregate ("Bell Atlantic South"), or (ii) prevent the Parties from realizing in all material respects the economic benefits of the transactions contemplated by this Agreement that such Parties currently anticipate receiving therefrom;

          (e)  Registration Statement Effective.  The Registration Statement
               --------------------------------
shall have become effective prior to the mailing by each of NYNEX and Bell Atlantic of the Joint Proxy Statement to its respective stockholders, no stop order suspending the effectiveness of the Registration Statement shall then be in effect, and no proceedings for that purpose shall then be threatened by the SEC or shall have been initiated by the SEC and not concluded or withdrawn;

          (f)  Blue Sky.  All state securities or blue sky permits or approvals
               --------
required to carry out the transactions contemplated hereby shall have been received;

          (g)  Stock Exchange Listing.  The shares of Seaboard Common Stock
               ----------------------
into which the Shares will be converted pursuant to Article II hereof and the shares of Seaboard Common Stock issuable upon the exercise of options pursuant to Section 2.8 hereof shall have been duly approved for listing on the NYSE, subject to official notice of issuance;

          (h)  Pooling.  Each of NYNEX and Bell Atlantic shall have received a
               -------
letter from Coopers & Lybrand L.L.P., dated as of the Closing Date, to the effect that the transactions contemplated hereby will qualify for pooling of interests accounting treatment;

          (i)  Consents Under NYNEX Agreements.  NYNEX shall have obtained the
               -------------------------------
consents listed on Schedule 8.1(i) hereto, as well as the consent or approval of each other person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby except those which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Seaboard or either of the Surviving Corporations; and

          (j)  Consents Under Bell Atlantic Agreements.  Bell Atlantic shall
               ---------------------------------------
have obtained the consents listed on Schedule 8.1(j) hereto, as well as the consent or approval of each other person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby except those which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Seaboard or either of the Surviving Corporations.

          SECTION 8.2 - Additional Conditions to Obligations of NYNEX.  The
                        ---------------------------------------------
obligations of NYNEX to effect the Mergers are also subject to the fulfillment of the following conditions:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of Bell Atlantic contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, except for changes permitted under Section 6.2 hereof or otherwise contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date, provided, however, that for purposes of this
Section 8.2(a) only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Bell Atlantic or Seaboard;

          (b)  Agreements, Conditions and Covenants.  Bell Atlantic shall have
               ------------------------------------
performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Effective Time;

          (c)  Certificates.  NYNEX shall have received a certificate of an
               ------------
executive officer of Bell Atlantic to the effect set forth in paragraphs (a) and
(b) above;

          (d)  Bell Atlantic Rights Agreement.  The rights issued pursuant to
               ------------------------------
the Bell Atlantic Rights Agreement shall have been redeemed and no new shareholder rights plan shall have been adopted by Bell Atlantic;

          (e)  Tax Opinion.  (i)  NYNEX shall have received an opinion of Weil,
               -----------
Gotshal & Manges LLP, special counsel to NYNEX, dated as of the Closing Date, in form and substance reasonably satisfactory to NYNEX, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion: (A) no gain or loss will be recognized for federal income tax purposes by Seaboard, NYNEX or N-Sub as a result of the formation of Seaboard and N-Sub and the Merger of N-Sub with and into NYNEX; and (B) no gain or loss will be recognized for federal income tax purposes by the stockholders of NYNEX upon their exchange of NYNEX Common Stock solely for Seaboard Common Stock pursuant to such Merger (except with respect to cash received in lieu of a fractional share interest in Seaboard Common Stock or the payment of any real property transfer or gains taxes on behalf of the stockholders of NYNEX). In rendering such opinion, Weil, Gotshal and Manges LLP may require and rely upon representations and covenants including those contained in certificates of officers of Seaboard, NYNEX and Bell Atlantic and others; and

               (ii)  Bell Atlantic shall have received the opinion described in
Section 8.3(e)(i) hereof, in form and substance reasonably satisfactory to NYNEX.

          (f)  Affiliate Agreements.  NYNEX shall have received the agreements
               --------------------
required by Section 7.14 hereof to be delivered by the Bell Atlantic "affiliates," duly executed by each "affiliate" of Bell Atlantic.

          SECTION 8.3 - Additional Conditions to Obligations of Bell Atlantic.
                        ------------------------------------------------------
The required obligations of Bell Atlantic to effect the Mergers are also subject to the fulfillment of the following conditions:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of NYNEX contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, except for changes permitted under Section 6.2 hereof or otherwise contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date, provided, however, that for purposes of this Section 8.3(a) only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on NYNEX or Seaboard;

          (b)  Agreements, Conditions and Covenants.  NYNEX shall have performed
               ------------------------------------
or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Effective Time;

          (c)  Certificates.  Bell Atlantic shall have received a certificate of
               ------------
an executive officer of NYNEX to the effect set forth in paragraphs (a) and (b) above;

          (d)  NYNEX Rights Agreement.  The rights issued pursuant to the NYNEX
               ----------------------
Rights Agreement shall not have become non-redeemable, exercisable, distributed or triggered pursuant to the terms of such agreement and would not become so upon consummation of the transactions contemplated hereby;

          (e)  Tax Opinion.  (i)  Bell Atlantic shall have received an opinion
               -----------
of Morgan, Lewis & Bockius LLP, special counsel to Bell Atlantic, dated as of the Effective Time, in form and substance reasonably satisfactory to Bell Atlantic, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion: (A) no gain or loss will be recognized for federal income tax purposes by Seaboard, Bell Atlantic or B-Sub as a result of the formation of Seaboard and B-Sub and the Merger of B-Sub with and into Bell Atlantic; and (B) no gain or loss will be recognized for federal income tax purposes by the stockholders of Bell Atlantic upon their exchange of Bell Atlantic Common Stock solely for Seaboard Common Stock pursuant to such Merger (except with respect to cash received in lieu of a fractional share interest in Seaboard Common Stock or the payment of any real property transfer or gains taxes on behalf of the stockholders of Bell Atlantic). In rendering such opinion, Morgan, Lewis & Bockius LLP may require and rely upon representations and covenants including those contained in certificates of officers of Seaboard, Bell Atlantic and NYNEX and others; and

               (ii) NYNEX shall have received the opinion described in Section 8.2(e)(i) hereof, in form and substance reasonably satisfactory to Bell Atlantic.

          (f)  Affiliate Agreements.  Bell Atlantic shall have received the
               --------------------
agreements required by Section 7.14 hereof to be delivered by the NYNEX "affiliates," duly executed by each "affiliate" of NYNEX.


                ARTICLE IX - TERMINATION, AMENDMENT AND WAIVER

          SECTION 9.1 - Termination.  This Agreement may be terminated at any
                        -----------
time before the Effective Time, in each case as authorized by the respective Board of Directors of NYNEX or Bell Atlantic:

          (a)  By mutual written consent of each of NYNEX and Bell Atlantic;

          (b) By either NYNEX or Bell Atlantic if the Mergers shall not have been consummated on or before the first anniversary of the execution and delivery of this Agreement (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; and provided, further, that if on the Termination Date the conditions to the Closing set forth in Section 8.1(d) shall not have been fulfilled, but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Termination Date shall be extended to September 30, 1997. The Parties agree that any amendment of this Agreement to extend the Termination Date beyond September 30, 1997 shall be made without any amendment to or renegotiation of any other material provisions of this Agreement;

          (c) By either NYNEX or Bell Atlantic if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the Parties shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

          (d) By either NYNEX or Bell Atlantic if the other shall have breached, or failed to comply with, in any material respect any of its obligations under this Agreement or any representation or warranty made by such other Party shall have been incorrect in any material respect when made or shall have since ceased to be true and correct in any material respect, and such breach, failure or misrepresentation is not cured within 30 days after notice thereof and such breaches, failures or misrepresentations, individually or in the aggregate and without regard to materiality qualifiers contained therein, results or would reasonably be expected to result in a Material Adverse Effect on Seaboard, NYNEX or Bell Atlantic;

          (e) By either NYNEX or Bell Atlantic upon the occurrence of (i) a Material Adverse Effect or an event which could reasonably be expected to result in a Material Adverse Effect on Seaboard, Bell Atlantic, Bell Atlantic North, Bell Atlantic South, NYNEX, New England Telephone Company or New York Telephone Company under Section 8.1(d) hereof arising from an action by a state or federal governmental body, agency or official which has become final and nonappealable, or (ii) any other Material Adverse Effect on the other or Seaboard, or an event which could reasonably be expected to result in a Material Adverse Effect on the other or Seaboard;

          (f) By either NYNEX or Bell Atlantic if the Board of Directors of the other or any committee of the Board of Directors of the other (i) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement or the Mergers, (ii) shall fail to reaffirm such approval or recommendation upon such Party's request, (iii) shall approve or recommend any acquisition of the other or a material portion of its assets or any tender offer for shares of its capital stock, in each case, other than by a Party or an affiliate thereof, or
(iv) shall resolve to take any of the actions specified in clause (i) above;

          (g) By either NYNEX or Bell Atlantic if any of the required approvals of the stockholders of NYNEX or of Bell Atlantic shall fail to have been obtained at a duly held stockholders meeting of either of such companies, including any adjournments thereof; or

          (h) By either NYNEX or Bell Atlantic, prior to the approval of this Agreement by the stockholders of such Party, upon five days' prior notice to the other, if, as a result of an Acquisition Proposal (as defined in Section 6.3 hereof) received by such Party from a person other than a Party to this Agreement or any of its affiliates, the Board of Directors of such Party determines in good faith that their fiduciary obligations under applicable law require that such Acquisition Proposal be accepted; provided, however, that (i) the Board of Directors of such Party shall have concluded in good faith, after considering applicable provisions of state law and after giving effect to all concessions which may be offered by the other Party pursuant to clause (ii) below, on the basis of oral or written advice of outside counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law and (ii) prior to any such termination, such Party shall, and shall cause its respective financial and legal advisors to, negotiate with the other Party to this Agreement to make such adjustments in the terms and conditions of this Agreement as would enable such Party to proceed with the transactions contemplated hereby;

provided, however, that no termination shall be effective pursuant to Sections 9.1(f), (g) or (h) under circumstances in which an Initial NYNEX Termination Fee or an Initial Bell Atlantic Termination Fee is payable by the terminating Party under Section 9.2(b) or (c), as the case may be, unless concurrently with such termination, such termination fee is paid in full by the terminating Party in accordance with the provisions of Sections 9.2(b) or (c), as the case may be.

          SECTION 9.2 - Effect of Termination.  (a)  In the event of termination
                        ---------------------
of this Agreement as provided in Section 9.1 hereof, and subject to the provisions of Section 10.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any of the Parties, except (i) as set forth in this Section 9.2 and in Sections 4.10, 4.16, 5.10, 5.16 and 10.3 hereof, and (ii) nothing herein shall relieve any Party from liability for any willful breach hereof.

          (b) If (i) this Agreement (A) is terminated by Bell Atlantic pursuant to Section 9.1(f) hereof or by NYNEX or Bell Atlantic pursuant to Section 9.1(g) hereof because of the failure to obtain the required approval from the NYNEX stockholders or by NYNEX pursuant to Section 9.1(h) hereof, or (B) is terminated as a result of NYNEX's material breach of Section 7.2 hereof which is not cured within 30 days after notice thereof to NYNEX, and (ii) at the time of such termination or prior to the meeting of NYNEX's stockholders there shall have been an Acquisition Proposal (as defined in Section 6.3 hereof) involving NYNEX or any of its Significant Subsidiaries (whether or not such offer shall have been rejected or shall have been withdrawn prior to the time of such termination or of the meeting), NYNEX shall pay to Bell Atlantic a termination fee of $200 million (the "Initial NYNEX Termination Fee"). In addition, if, within one and one-half years of any such termination described in clause (i) of the immediately preceding sentence that gave rise to the obligation to pay the Initial NYNEX Termination Fee, NYNEX, or the Significant Subsidiary of NYNEX which was the subject of such Acquisition Proposal (the "NYNEX Target Party"), becomes a subsidiary (as defined below) of the person which made (or the affiliate of which made) an Acquisition Proposal described in clause (ii) of the immediately preceding sentence or of any Offering Person (as defined below) or accepts a written offer to consummate or consummates an Acquisition Proposal with such person or any Offering Person, then, upon the signing of a definitive agreement relating to any such Acquisition Proposal, or, if no such agreement is signed then at the closing (and as a condition to the closing) of such NYNEX Target Party becoming such a subsidiary or of any such

Acquisition Proposal, NYNEX shall pay to Bell Atlantic an additional termination fee equal to $350 million.

          (c) If (i) this Agreement (A) is terminated by NYNEX pursuant to Sections 9.1(f) hereof or NYNEX or Bell Atlantic pursuant to Section 9.1(g) hereof because of the failure to obtain the required approval from the Bell Atlantic stockholders or by Bell Atlantic pursuant to Section 9.1(h) hereof, or
(B) is terminated as a result of Bell Atlantic's material breach of Section 7.2 hereof which is not cured within 30 days after notice thereof to Bell Atlantic, and (ii) at the time of such termination or prior to the meeting of Bell Atlantic's stockholders there shall have been an Acquisition Proposal (as defined in Section 6.3 hereof) involving Bell Atlantic or any of its Significant Subsidiaries (whether or not such offer shall have been rejected or shall have been withdrawn prior to the time of such termination or of the meeting), Bell Atlantic shall pay to NYNEX a termination fee of $200 million (the "Initial Bell Atlantic Termination Fee"). In addition, if, within one and one-half years of any such termination described in clause (i) of the immediately preceding sentence that gave rise to the obligation to pay the Initial Bell Atlantic Termination Fee, Bell Atlantic, or the Significant Subsidiary of Bell Atlantic which was the subject of such Acquisition Proposal (the "Bell Atlantic Target Party"), becomes a subsidiary of the person which made (or the affiliate of which made) an Acquisition Proposal described in clause (ii) of the immediately preceding sentence or of any Offering Person or accepts a written offer to consummate or consummates an Acquisition Proposal with such person or any Offering Person, then, upon the signing of a definitive agreement relating to any such Acquisition Proposal, or, if no such agreement is signed then at the closing (and as a condition to the closing) of such Bell Atlantic Target Party becoming such a subsidiary or of any such Acquisition Proposal, Bell Atlantic shall pay to NYNEX an additional termination fee equal to $350 million.

          (d) Each termination fee payable under Sections 9.2(b) and (c) above shall be payable in cash. For purposes of this Section 9.2, an "Offering Person" shall be any offeror who makes an Acquisition Proposal to NYNEX, the NYNEX Target Party or their respective Representatives, or Bell Atlantic, the Bell Atlantic Target Party or their respective Representatives, as the case may be, before or within one hundred twenty days after any termination described in
Section 9.2(b)(i) or 9.2(c)(i) and "subsidiary" shall mean with respect to any person, any corporation or other legal entity of which such person owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

          (e) NYNEX and Bell Atlantic agree that the agreements contained in Sections 9.2(b) and (c) above are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. If one Party fails to promptly pay to the other any fee due under such Sections 9.2(b) and (c), the defaulting Party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

          SECTION 9.3 - Amendment.  This Agreement may be amended by the Parties
                        ---------
pursuant to a writing adopted by action taken by all of the Parties at any time before the Effective Time; provided, however, that, after approval of the Mergers by the stockholders of NYNEX or Bell Atlantic, whichever shall occur first, no amendment may be made which would (a) alter or change the amount or kinds of consideration to be received by the holders of Shares upon consummation of the Mergers, (b) alter or change any term of the Certificate of Incorporation of either of the Surviving Corporations or Seaboard, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of securities of NYNEX or Bell Atlantic. This Agreement may not be amended except by an instrument in writing signed by the Parties.

          SECTION 9.4 - Waiver.  At any time before the Effective Time, any
                        ------
Party may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only as against such Party and only if set forth in an instrument in writing signed by such Party.


                        ARTICLE X - GENERAL PROVISIONS

          SECTION 10.1 - Non-Survival of Representations, Warranties and
                         -----------------------------------------------
Agreements. The representations, warranties and agreements in this Agreement
- ----------
shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.1 hereof, as the case may be, except that (a) the agreements set forth in Article I and Sections 2.4, 2.5, 2.6, 2.7, 7.8, 7.9 and
7.12 hereof shall survive the Effective Time indefinitely, (b) the agreements and representations set forth in Sections 4.10, 4.16, 5.10, 5.16, 7.5(b), 9.2 and 10.3 hereof shall survive termination indefinitely and (c) nothing contained herein shall limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

          SECTION 10.2 - Notices.  All notices and other communications given or
                         -------
made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by telecopy, to the Parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a Party as shall be specified by like notice):

          (a)  if to NYNEX or Seaboard and its Subsidiaries:

                    NYNEX Corporation
                    1095 Avenue of the Americas
                    New York, New York  10036
                    Attention:  Executive Vice President and
                                General Counsel
                         Telecopy No.:  (212) 597-2560

                    with a copy to:

                    NYNEX Corporation
                    1095 Avenue of the Americas
                    New York, New York  10036
                    Attention:  Vice President - Law
                         Telecopy No.:  (212) 597-2558

                    and

                    Weil, Gotshal & Manges LLP
                    767 Fifth Avenue
                    New York, New York  10153
                    Attention:  Stephen E. Jacobs, Esq.
                         Telecopy No.:  (212) 310-8007

          (b)  if to Bell Atlantic or Seaboard and its Subsidiaries:

                    Bell Atlantic Corporation
                    1310 North Court House Road, 11th floor
                    Arlington, Virginia  22201
                    Attention:  Vice President and General
                                Counsel
                         Telecopy No.:  (703) 974-1951

                    with a copy to:

                    Bell Atlantic Corporation
                    1717 Arch Street, 48th floor
                    Philadelphia, Pennsylvania  19103
                    Attention:  Vice President Mergers
                                and Acquisitions and Associate
                                General Counsel
                         Telecopy No.:  (215) 963-9195

                    and

                    Morgan, Lewis & Bockius LLP
                    2000 One Logan Square
                    Philadelphia, Pennsylvania  19103
                    Attention:  N. Jeffrey Klauder, Esq.
                         Telecopy No.:  (215) 963-5299

          SECTION 10.3 - Expenses.  Except as otherwise provided herein, all
                         --------
costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, except that those expenses incurred in connection with the printing of the Joint Proxy Statement and the Registration Statement, as well as the filing fees related thereto and any filing fee required in connection with the filing of Premerger Notifications under the HSR Act, shall be shared equally by NYNEX and Bell Atlantic.

          SECTION 10.4 - Certain Definitions.  For purposes of this Agreement,
                         -------------------
the following terms shall have the following meanings:

          (a) "1933 Act" means the Securities Act of 1933, as the same may be amended from time to time, and "Exchange Act" means the Securities Exchange Act of 1934, as the same may be amended from time to time.

          (b) "affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person.

          (c) "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

          (d) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as the same may be amended from time to time.

          (e) "knowledge" of any Party shall mean the actual knowledge of the executive officers of such Party.

          (f) "Jointly Held Person" means each of Bell Communications Research, Inc., New York SMSA Limited Partnership, Cellco Partnership, Tomcom L.P., PCSCO Partnership, Tele-TV, Tele-TV Media Partners, L.P., Tele-TV Systems Partners, L.P., BANX Partnership, PCS Primeco, Bell Atlantic NYNEX Mobile, Inc., CAI Wireless Systems, Inc., and any other person in which each of NYNEX and Bell Atlantic individually hold, directly or indirectly, 5% or more of the stock of, or other equity interests in, such entity, and their respective subsidiaries (which term shall have the same meaning as is ascribed thereto in Section 9.2(d) hereof).

          (g) "Mandalay Shares" means any shares of common stock of NYNEX sold or hereafter issuable pursuant to (i) the Amended and Restated Stock Purchase and Registration Agreement dated as of March 29, 1996 between NYNEX and Kipling Associates L.L.C., a Delaware limited liability company ("KALLC") (or the Original Agreement referred to therein), and (ii) the Amended and Restated Stock Purchase and Registration Agreement dated as of March 29, 1996 between NYNEX and Weatherly Holdings L.L.C., a Delaware limited liability company ("WHLLC") (or the Original Agreement referred to therein), including (without limitation) 14,065,013 shares of common stock of NYNEX registered in the name of Cede & Co. as nominee for Depository Trust Company on behalf of State Street Bank and Trust Company, DTC Participant 987, Institution 93548, Agent 93547 for Account No. HT2789 (WHLLC) and Account No. HT2791 (KALLC).

          (h) "Material Adverse Effect" means any change in or effect on the business of the referenced corporation or any of its Subsidiaries that is or will be materially adverse to the business, operations (including the income statement), properties (including intangible properties), condition (financial or otherwise), assets, liabilities or regulatory status of such referenced corporation and its Subsidiaries taken as a whole, but shall not include the effects of changes that are generally applicable in (A) the telecommunications industry, (B) the United States economy or (C) the United States securities markets if, in any of (A), (B) or (C), the effect on NYNEX or Bell Atlantic (as the case may be) and its respective Subsidiaries, taken as a whole, is not disproportionate relative to the effect on the other and its Subsidiaries, taken as a whole.

          (i) "Material Investment" means (a) as to NYNEX, each of FLAG Limited, Orient Telecom and Technology Holdings Limited, PT Excelcomindo Pratama, Telecom Asia Corporation Public Company Limited and any other person which NYNEX directly or indirectly holds the stock of, or other equity interest in, provided the lesser of the fair market value or book value of such interest exceeds $100 million, excluding, however, any person which is a Subsidiary of NYNEX or a Jointly Held Person; and (b) as to Bell Atlantic, each of Grupo Iusacell, S.A. de C.V., Telecom Corporation of New Zealand Limited, Omnitel, and any other person which Bell Atlantic directly or indirectly holds the stock of, or other equity interest in, provided the lesser of the fair market value or book value of such interest exceeds $100 million, excluding, however, any Person which is a Subsidiary of Bell Atlantic or a Jointly Held Person.

          (j) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, entity or group (as defined in the Exchange Act).

          (k) "POR" means the Plan of Reorganization approved by the United States Court for the District of Columbia on August 5, 1983 and the Agreement Concerning Contingent Liabilities, Tax Matters and Termination of Certain Agreements dated as of November 1, 1983, as amended and supplemented.

          (l) "Significant Subsidiary" with respect to NYNEX means any Subsidiary which on the date of determination is a "significant subsidiary" within the meaning of Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act and, with respect to Bell Atlantic means any Subsidiary which on the date of determination is a "significant subsidiary" within the meaning of Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act, excluding, however, Jointly Held Persons.

          (m) "Subsidiary", "NYNEX Subsidiary", or "Bell Atlantic Subsidiary" means any corporation or other legal entity of which NYNEX or Bell Atlantic, as the case may be (either alone or through or together with any other Subsidiary or Subsidiaries), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, excluding, however, Jointly Held Persons.

          SECTION 10.5 - Headings.  The headings contained in this Agreement are
                         --------
for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 10.6 - Severability.  If any term or other provision of this
                         ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

          SECTION 10.7 - Entire Agreement; No Third-Party Beneficiaries.  This
                         ----------------------------------------------
Agreement constitutes the entire agreement and, except as expressly set forth herein, supersedes any and all other prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and, except for Section 7.8 (Indemnification, Directors' and Officers' Insurance) and Section 7.12 (Post-Merger Seaboard Board of Directors), is not intended to confer upon any person other than NYNEX, Bell Atlantic, Seaboard, N-Sub and B-Sub and, after the Effective Time, their respective stockholders, any rights or remedies hereunder.

          SECTION 10.8 - Assignment.  This Agreement shall not be assigned by
                         ----------
operation of law or otherwise.

          SECTION 10.9 - Governing Law.  This Agreement shall be governed by,
                         -------------
and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, without regard to the conflicts of laws provisions thereof.

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

          SECTION 10.10 - Counterparts.  This Agreement may be executed in one
                          ------------
or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          IN WITNESS WHEREOF, Seaboard, NYNEX and Bell Atlantic have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                 SEABOARD MERGER COMPANY



                                 By:  /s/ Raymond W. Smith
                                    ----------------------------------------
                                   Name:  Raymond W. Smith
                                   Title: Chairman and Chief Executive Officer



                                 By:  /s/ Ivan G. Seidenberg
                                    ----------------------------------------
                                   Name:  Ivan G. Seidenberg
                                   Title: Vice Chairman, President
                                              and Chief Operating Officer



                                 NYNEX CORPORATION



                                 By:  /s/ Ivan G. Seidenberg
                                    ----------------------------------------
                                   Name:  Ivan G. Seidenberg
                                   Title: Chairman and Chief Executive Officer


                                 BELL ATLANTIC CORPORATION



                                 By:  /s/ Raymond W. Smith
                                    ----------------------------------------
                                   Name:  Raymond W. Smith
                                   Title: Chairman and Chief Executive Officer

                                      76